As filed with the Securities and Exchange Commission on May 6, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TILRAY, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	82-4310622 (I.R.S. Employer Identification Number)
745 Fifth Avenue, Suite 1602
New York, NY 10151
(519) 322-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
APHRIA INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
98 Talbot Street West Leamington, ON, Canada N8H 1M8 (844) 427-4742 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Irwin Simon
President and Chief Executive Officer
Tilray, Inc.
745 Fifth Avenue, Suite 1602
New York, NY 10151
(519) 322-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Dara Redler General Counsel & Corporate Secretary Tilray, Inc. 745 Fifth Avenue, Suite 1602 New York, NY 10151 (519) 322-8800	Christopher P. Giordano Jon Venick Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Tilray, Inc.
Primary Offering:
Class 2 Common Stock, par value $0.0001 per share	5,885,534(2)	$9.08 (3)	$52,910,950(3)	$5,773
Secondary Offering:
Class 2 Common Stock, par value $0.0001 per share, issuable upon exercise of the 5.25% Convertible Senior Notes due 2024, issued by Aphria Inc.	(4)(5)	(4)(5)	(4)(5)	(6)
Class 2 Common Stock, par value $0.0001 per share	(4)	(4)	(4)	(7)
Class 2 Common Stock, par value $0.0001 per share	8,320,457 (8)	$18.28 (9)	$152,056,352(3)	$16,590
Guarantee of 5.25% Convertible Senior Notes due 2024, issued by Aphria Inc.	—	—	—	(10)
Aphria Inc.
Secondary Offering:
5.25% Convertible Senior Notes due 2024, issued by Aphria Inc.	(4)	(4)	(4)	(7)
Total	14,205,991	—	$204,967,302	$22,361.93
(1)
The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of securities as may become issuable as a result of any stock split, stock dividend or similar event.

(2)
Represents the number of shares of Class 2 common stock, par value $0.0001 per share (“Tilray Common Stock”), of Tilray, Inc. (“Tilray”) issuable upon the exercise of certain warrants originally issued by its wholly-owned subsidiary, Aphria Inc. (“Aphria”), in January 2020, as part of units issued by Aphria. The issuance of the aforementioned Aphria units, and the issuance of the shares underlying the Aphria Warrants, were previously registered under the Securities Act pursuant to registration statements on Form F-10 filed by Aphria (File Nos. 333-250195 and 333-233426) (collectively, the “Prior Registration Statement”) prior to the consummation of the Arrangement (as defined below).

(3)
Represents the U.S. dollar equivalent of the exercise price of the warrants for one whole share of Tilray Common Stock calculated using the noon-buying rate of one Canadian dollar to $1.2291 U.S. dollars, as announced by the Federal Reserve on April 30, 2021.

(4)	Omitted pursuant to General Instruction II.E of Form S-3.
(5)
Represents shares of Tilray Common Stock issuable upon conversion of the 5.25% Convertible Senior Notes due 2024, which were issued by Aphria in April 2019 (the “Aphria Notes”). Each $1,000 principal amount of the Aphria Notes may be converted into 89.31162364 shares of common stock, subject to adjustments. Aphria had maintained the Prior Registration Statement to provide for, among other things, the resale of the Aphria Notes and underlying shares of Tilray Common Stock, in each case under the Securities Act and upon request of such securityholders.

(6)
No separate consideration will be received for the shares of common stock issuable upon conversion of the Aphria Notes, and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(7)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.
(8)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low price per share of Tilray Common Stock on April 29, 2021, as reported on The Nasdaq Global Select Market.

(9)
Represents 8,061,658 shares of Tilray Common Stock originally issued by Aphria (as common shares of Aphria) in November 2020 to certain individuals and entities in connection with an agreement of merger and acquisition, dated November 4, 2020, between, among others, Aphria and SW Brewing Company, LLC (the “SweetWater transaction”) and 258,799 shares of Tilray Common Stock issued by Tilray in April 2021 in a private transaction. The resale of the shares issued in connection with the SweetWater transaction was previously registered under the Prior Registration Statement.

(10)
The Aphria Notes are guaranteed by Tilray, Inc. No separate consideration has been or will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, there is no filing fee with respect to the guarantee.

PROSPECTUS

TILRAY, INC. Class 2 Common Stock Guarantee of 5.25% Convertible Senior Notes due 2024, issued by Aphria Inc., by Tilray, Inc.	APHRIA INC. 5.25% Convertible Senior Notes due 2024
From time to time, Tilray, Inc. (“Tilray”) may issue up to 5,885,534 shares (the “Warrant Shares”) of Class 2 common stock, par value $0.0001 per share, of Tilray (the “Tilray Common Stock”) upon the exercise of certain warrants (the “Aphria Warrants”) originally issued by its wholly-owned subsidiary, Aphria Inc. (“Aphria”), in January 2020, as part of units issued by Aphria. The issuance of the aforementioned Aphria units, and the issuance of the Warrant Shares, were previously registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to registration statements on Form F-10 filed by Aphria (File Nos. 333-250195 and 333-233426) (collectively, the “Prior Registration Statement”) prior to the consummation of the Arrangement (as defined below).
In addition, from time to time, certain selling securityholders may offer and sell:
•	5.25% Convertible Senior Notes due 2024, which were issued by Aphria in April 2019 (the “Aphria Notes”);
•	Shares of Tilray Common Stock issuable or issued upon conversion of the Aphria Notes;
•
Up to 8,061,658 shares of Tilray Common Stock (the “SW Shares”) issued by Aphria (as common shares of Aphria prior to the Arrangement (as defined below)) in November 2020 to certain individuals and entities in connection with an agreement of merger and acquisition, dated November 4, 2020 (the “SW Agreement”), between, among others, Aphria and SW Brewing Company, LLC; and

•	Up to 258,799 shares of Tilray Common Stock (the “Additional Shares”) issued by Tilray in April 2021 in a private transaction.
Prior to the Arrangement, Aphria had maintained the Prior Registration Statement to provide for, among other things, the resale of the Aphria Notes and underlying shares of Tilray Common Stock, in each case under the Securities Act and upon request of such securityholders. In addition, the Prior Registration Statement registered the resale of the SW Shares under the Securities Act. We are filing the registration statement of which this prospectus forms a part to ensure continuous registration under the Securities Act with respect to the transactions described above in respect to the Prior Registration Statement, which is no longer available as a result of the Arrangement, and to register the resale of the Additional Shares.
The Aphria Notes are Aphria’s senior unsecured obligations and rank equally with all of Aphria’s other senior unsecured indebtedness and senior to any of Aphria’s subordinated indebtedness outstanding or incurred in the future and they are effectively subordinated to any of Aphria’s secured debt. They are also structurally senior to Tilray’s debt. Tilray absolutely, irrevocably and unconditionally guarantees to each holder of the Aphria Notes and to the Trustee (as hereinafter defined) the full and punctual payment (whether at an installment date or the maturity date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest and all other amounts that may come due and payable under each Aphria Note and the full and punctual payment of all other amounts payable by Aphria under the Indenture as they come due. The guarantee constitutes direct, general, and unconditional primary obligations of Tilray which will at all times rank at least pari passu with all other present and future senior unsecured obligations of Tilray, except for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Shares of Tilray Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the trading symbol “TLRY”. On May 5, 2021, the last sale price of shares of Tilray Common Stock was $15.90 per share on Nasdaq and C$19.36 per share on the TSX.
You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering in connection with this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to the securities covered by this prospectus. In the case of any offering of Aphria Notes (and the securities issuable or issued upon conversion of such Aphria Notes), and the guarantee by Tilray of such Aphria Notes, we will utilize a prospectus supplement with the specific terms of the offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray, Inc. and its wholly-owned subsidiaries, including Aphria. Tilray, Aphria, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
Tilray
Tilray is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.
Tilray, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (Privateer Holdings) to hold a 100% ownership interest in Tilray, Inc.’s direct and indirect subsidiaries through which Tilray, Inc. operated its business. Decatur was dissolved on December 27, 2018.
Pursuant to an arrangement agreement (the “Arrangement Agreement”) dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria, Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement (the “Plan of Arrangement”). Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, each outstanding common share of Aphria outstanding immediately prior to the effective time of the Arrangement was transferred to Tilray in exchange for 0.8381 of a share of Tilray Common Stock. The Arrangement was completed on April 30, 2021.
Tilray’s principal executive offices are located at 745 Fifth Avenue, Suite 1602, New York, NY 10151 and its telephone number is (519) 322-8800. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only.
Aphria
Aphria is a wholly-owned subsidiary of Tilray. Aphria’s principal executive offices are located at 98 Talbot Street West, Leamington, ON, Canada N8H 1M8 and its telephone number is (844) 427-4742.
Description of Securities
From time to time, we may issue Warrant Shares upon the exercise of the Aphria Warrants originally issued by Aphria, in January 2020, as part of units issued by Aphria. In addition, selling securityholders may offer the Aphria Notes (including the guarantee by Tilray of such Aphria Notes and the shares of Tilray Common Stock issuable upon conversion of such Aphria Notes) or shares of Tilray Common Stock (including those issued upon conversion of the Aphria Notes, the SW Shares and the Additional Shares), as applicable, either individually or in combination with other securities, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

The applicable prospectus supplement, if any, and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment or other options, if any.
Class 2 Common Stock. Subject to the preferences of any outstanding shares of preferred stock, holders of shares of Tilray Common Stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of shares of Tilray Common Stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of shares of Tilray Common Stock have no preemptive rights or rights to convert their shares of Tilray Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Tilray Common Stock. In this prospectus, we have summarized certain general features of the Tilray Common Stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read any applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any shares of Tilray Common Stock being offered.
5.25% Convertible Senior Notes due 2024, issued by Aphria. Aphria issued $350,000,000 principal amount of Aphria Notes in a private placement on April 23, 2019. In May 2020, Aphria repurchased a portion of the Aphria Notes, resulting in $259,240,000 principal amount of Aphria Notes outstanding as of the date of this prospectus. Each $1,000 principal amount of the Aphria Notes may be converted into 89.31162364 shares of common stock, subject to adjustments.
The Aphria Notes were issued under an Indenture, dated as of April 23, 2019, by and between Aphria and GLAS Trust Company LLC, as trustee (the “Trustee”), as supplemented by a First Indenture Supplement, dated as of April 30, 2021, by and among Aphria, Tilray and the Trustee (collectively, the “Indenture”). In this prospectus, we have summarized certain features of the Aphria Notes under the heading “Description of Convertible Notes.”
Upon the closing of the Arrangement, the Aphria Notes became convertible for a period of 35 trading days.
Guarantee of Aphria Notes. Pursuant to the Indenture, Tilray absolutely, irrevocably and unconditionally guarantees to each holder of the Aphria Notes and to the Trustee the full and punctual payment (whether at an installment date or the maturity date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest and all other amounts that may come due and payable under each Aphria Note and the full and punctual payment of all other amounts payable by Aphria under the Indenture as they come due. Upon failure by Aphria to pay punctually any such amount, Tilray shall, without duplication, forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture.
The guarantee constitutes a direct, general, and unconditional primary obligation of Tilray which will at all times rank at least pari passu with all other present and future senior unsecured obligations of Tilray, except for such obligations as may be preferred by provisions of law that are both mandatory and of general application.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. See “Selling Securityholders” on page 70 of this prospectus.
Use of Proceeds
We will not receive any proceeds from the sale of securities pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Aphria Warrants for cash. Assuming the exercise of all outstanding Aphria Warrants for cash, we will receive an aggregate of approximately C$65.6 million (approximately $53.4 million calculated using the noon-buying rate of one Canadian dollar to $1.2291 U.S.

dollars, as announced by the Federal Reserve on April 30, 2021). Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants to finance international expansion and for working capital and general corporate purposes.
Nasdaq Global Select Market Listing
Shares of Tilray Common Stock are listed on Nasdaq and the TSX under the trading symbol “TLRY”.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and described under the sections entitled “Risk Factors—Risks Related to the Combined Company” and “Risk Factors—Risks Related to Taxes” contained in our definitive proxy statement on Schedule 14A filed with the SEC on March 13, 2021, in each case, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to the Aphria Notes
The Aphria Notes are effectively subordinated to Aphria’s secured debt and any liabilities of Aphria’s subsidiaries.
The Aphria Notes will be Aphria’s general unsecured obligations and rank senior in right of payment to all of Aphria’s indebtedness that is expressly subordinated in right of payment to the Aphria Notes; equal in right of payment with all of Aphria’s liabilities that are not so subordinated; effectively junior to any of Aphria’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations) of Aphria’s current or future subsidiaries. In the event of Aphria’s bankruptcy, liquidation, reorganization or other winding up, Aphria’s assets that secure indebtedness will be available to pay obligations on the Aphria Notes only after all indebtedness under such secured indebtedness has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Aphria Notes then outstanding. The Indenture will not prohibit Aphria from incurring additional senior debt or secured debt, nor will it prohibit any of Aphria’s subsidiaries from incurring additional liabilities.
The Aphria Notes are Aphria’s obligations only and Aphria’s operations are conducted through its subsidiaries.
The Aphria Notes are Aphria’s primary obligations exclusively and are guaranteed by Tilray but not by any of Aphria’s or Tilray’s operating subsidiaries. Accordingly, Aphria’s ability to service its debt, including the Aphria Notes, depends on the results of operations of its subsidiaries and upon the ability of such subsidiaries to provide Aphria with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on its obligations, including the Aphria Notes. In addition, dividends, loans or other distributions to Aphria from any of its subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Also, Tilray’s ability to service its debt, including its guarantee of the Aphria Notes, depends on the results of operations of us and our subsidiaries and upon the ability of us and such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including our guarantee of the Aphria Notes. In addition, dividends, loans or other distributions to us from any of our subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Our other subsidiaries and Aphria’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Aphria Notes or to make any funds available for that purpose.
Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our current and future indebtedness, including the Aphria Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our current and future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Aphria Notes.
We expect that certain investors in, and potential purchasers of, the Aphria Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Aphria Notes. Investors would typically implement such a strategy by selling short our common shares underlying the Aphria Notes and dynamically adjusting their short position while continuing to hold the Aphria Notes. Investors may also implement this type of strategy by entering into swaps on our common shares in lieu of or in addition to short selling our common shares.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Aphria Notes to effect short sales of our common shares, borrow our common shares or enter into swaps on our common shares could adversely affect the trading price and the liquidity of the Aphria Notes.
Volatility in the market price and trading volume of our common shares could adversely impact the trading price of the Aphria Notes.
We expect that the trading price of the Aphria Notes will be significantly affected by the market price of our common shares. The stock market in recent years has, and equity securities of companies in our industry in particular have, experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common shares could fluctuate significantly for many reasons, including in response to the Arrangement, the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus, or for reasons unrelated to our operations, such as COVID-19, changes in laws regulating cannabis, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common shares would likely adversely impact the trading price of the Aphria Notes. The market price of our common shares could also be affected by possible sales of our common shares by investors who view the Aphria Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common shares. This trading activity could, in turn, affect the trading price of the Aphria Notes.
We may still incur substantially more debt or take other actions that would intensify the risks discussed above.
We and our subsidiaries may be able to incur substantial additional debt in the future, subject to any restrictions contained in our future debt instruments, some of which may be secured debt. We are not restricted under the terms of the Indenture from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the Indenture that could have the effect of diminishing our ability to make payments on the Aphria Notes when due, or on our guarantees thereof.
We may not have the ability to raise the funds necessary to settle conversions of the Aphria Notes in cash or to repurchase the Aphria Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Aphria Notes.
Aphria will be required to offer to repurchase all of the outstanding Aphria Notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the

Aphria Notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Convertible Notes—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes.” In addition, upon conversion of the Aphria Notes, Aphria has the option to pay or deliver, as the case may be, cash, our common shares, or a combination of cash and our common shares. However, Aphria may not have enough available cash or be able to obtain financing at the time it is required to make repurchases of Aphria Notes surrendered therefor or Aphria Notes being converted. In addition, Aphria’s ability to repurchase the Aphria Notes or to pay cash upon conversion of the Aphria Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Aphria’s failure to offer to repurchase Aphria Notes at a time when the repurchase is required by the Indenture or to pay any cash payable on future conversions of the Aphria Notes as required by the Indenture would constitute a default under the Indenture. A default under the Indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, Aphria may not have sufficient funds to repay the indebtedness and repurchase the Aphria Notes or make cash payments upon conversions thereof.
Redemption may adversely affect your return on the Aphria Notes.
Aphria may not redeem the Aphria Notes prior to June 6, 2022, except upon the occurrence of certain changes to the laws governing withholding taxes. On or after June 6, 2022, Aphria may redeem for cash all or part of the Aphria Notes, at its option, if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Aphria provides notice of redemption. Upon the occurrence of certain changes to the laws governing withholding taxes, Aphria may also redeem for cash all but not part of the Aphria Notes, at its option, subject to certain conditions. In each case, the redemption price will equal 100% of the principal amount of the Aphria Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Prevailing interest rates at the time Aphria redeems the Aphria Notes may be lower than the interest rate on the Aphria Notes. As a result, if you do not convert your Aphria Notes during the related redemption period, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Aphria Notes. See “Description of Convertible Notes—Optional Redemption” and “Description of Convertible Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” for a more detailed description of the conditions under which Aphria may redeem the Aphria Notes.
The conditional conversion feature of the Aphria Notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the Aphria Notes is triggered, holders of Aphria Notes will be entitled to convert the Aphria Notes at any time during specified periods at their option. See “Description of Convertible Notes—Conversion Rights.” If one or more holders elect to convert their Aphria Notes, Aphria would be required to settle its conversion obligation, at its option, solely through delivering shares of Tilray Common Stock (other than paying cash in lieu of delivering any fractional shares) or settling a portion or all of such obligation through the payment of cash, which could adversely affect our liquidity.
Conversion of the Aphria Notes may dilute the ownership interest of our shareholders or may otherwise depress the price of our common shares.
The conversion of some or all of the Aphria Notes may dilute the ownership interests of our shareholders. Upon conversion of the Aphria Notes, Aphria has the option to pay or deliver, as the case may be, cash, our common shares, or a combination of cash and our common shares. If Aphria elects to settle its conversion obligation in our common shares or a combination of cash and our common shares, any sales in the public market of our common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. In addition, the existence of the Aphria Notes may encourage short selling by market participants because the conversion of the Aphria Notes could be used to satisfy short positions, or anticipated conversion of the Aphria Notes into our common shares could depress the price of our common shares.

Holders of Aphria Notes will not be entitled to any rights with respect to our common shares, but they will be subject to all changes made with respect to them to the extent the conversion obligation includes our common shares.
Holders of Aphria Notes will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares) prior to the conversion date relating to such Aphria Notes (if Aphria elects to settle the relevant conversion by delivering our common shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if Aphria elects to pay and deliver, as the case may be, a combination of cash and our common shares in respect of the relevant conversion), but holders of Aphria Notes will be subject to all changes affecting our common shares. For example, if an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its Aphria Notes (if Aphria elects to settle the relevant conversion by delivering solely our common shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if Aphria elects to pay and deliver, as the case may be, a combination of cash and our common shares in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common shares.
The conditional conversion feature of the Aphria Notes could result in your receiving less than the value of our common shares into which the Aphria Notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding December 1, 2023, you may convert your Aphria Notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Aphria Notes, and you may not be able to receive the value of the cash, common shares or combination of cash and common shares, as applicable, into which the Aphria Notes would otherwise be convertible.
Upon conversion of the Aphria Notes, you may receive less valuable consideration than expected because the value of our common shares may decline after you exercise your conversion right but before we settle the conversion obligation.
Under the Aphria Notes, a converting holder will be exposed to fluctuations in the value of our common shares during the period from the date such holder surrenders Aphria Notes for conversion until the date Aphria settles the conversion obligation.
Upon conversion of the Aphria Notes, Aphria has the option to pay or deliver, as the case may be, cash, our common shares, or a combination of cash and our common shares. If Aphria elects to satisfy the conversion obligation in cash or a combination of cash and our common shares, the amount of consideration that you will receive upon conversion of your Aphria Notes will be determined by reference to the volume-weighted average price of our common shares for each trading day in a 25 trading day observation period. This period is described under “Description of Convertible Notes—Conversion Rights—Settlement upon Conversion.” Accordingly, if the price of our common shares decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common shares at the end of such period is below the average volume-weighted average price of our common shares during such period, the value of any of our common shares that you will receive in satisfaction of the conversion obligation will be less than the value used to determine the number of shares that you will receive.
If Aphria elects to satisfy the conversion obligation solely in our common shares upon conversion of the Aphria Notes, we will be required to deliver our common shares, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common shares decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the Aphria Notes on the conversion date.
The Aphria Notes are not protected by restrictive covenants.
The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The Indenture does not contain any covenants or other provisions to afford protection to holders of the Aphria Notes in the event of a fundamental change or other corporate transaction involving Aphria except to the extent described under “Description of Convertible Notes—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes,” “Description of Convertible Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” and “Description of Convertible Notes—Consolidation, Merger, Arrangement, Amalgamation and Sale of Assets.”
The increase in the conversion rate for Aphria Notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your Aphria Notes as a result of such transaction or redemption.
If a make-whole fundamental change occurs prior to the maturity date, or if Aphria issues a notice of redemption, then, under certain circumstances, Aphria will increase the conversion rate applicable to Aphria Notes converted in connection with such make-whole fundamental change, or Aphria Notes called for redemption that are converted during the related redemption period, as applicable, by a number of additional shares of our common shares. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per common share in such transaction or on such redemption notice date, as described below under “Description of Convertible Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.” The increase in the conversion rate for Aphria Notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your Aphria Notes as a result of such transaction or redemption. In addition, if the price per common share paid (or deemed paid) in the transaction or on the related redemption notice date, as applicable, is greater than $47.73 per share or less than $9.33 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Aphria Notes as a result of this adjustment exceed 107.17392364 shares of our common shares, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Convertible Notes—Conversion Rights—Conversion Rate Adjustments.”
Aphria’s obligation to increase the conversion rate for Aphria Notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The conversion rate of the Aphria Notes may not be adjusted for all dilutive events.
The conversion rate of the Aphria Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common shares, the issuance of certain options, rights or warrants, share split, share combinations, distributions of capital stock, indebtedness, or assets or property, cash dividends and certain issuer tender or exchange offers as described under “Description of Convertible Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common shares for cash, that may adversely affect the trading price of the Aphria Notes or our common shares. An event that adversely affects the value of the Aphria Notes may occur, and that event may not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute a fundamental change, in which case Aphria would not be obligated to offer to repurchase the Aphria Notes.
Upon the occurrence of a fundamental change, Aphria will be required to offer to repurchase all of the outstanding Aphria Notes. However, the fundamental change provisions will not afford protection to holders of the Aphria Notes in the event of other transactions that could adversely affect the Aphria Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by Aphria may not constitute a fundamental change requiring it to offer to repurchase the Aphria Notes. In the event of any such transaction, the holders would not have the right to require Aphria to offer to repurchase the Aphria Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Aphria Notes.
Certain provisions in the Indenture may delay or prevent an otherwise beneficial takeover attempt of us.
Certain provisions in the Indenture may make it more difficult or expensive for a third party to acquire us. For example, the Indenture will require Aphria to offer to repurchase the Aphria Notes of the relevant series for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the relevant conversion rate for a holder that converts its Aphria Notes of the relevant series in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that it repurchase the Aphria Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.
We cannot assure you that an active trading market will be maintained for the Aphria Notes.
We do not intend to apply to list the Aphria Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the liquidity of the trading market in the Aphria Notes, and the market price quoted for the Aphria Notes, may be adversely affected by changes in the overall market for this type of security and by changes in Aphria’s financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will be maintained for the Aphria Notes. If an active trading market is not maintained, the market price and liquidity of the Aphria Notes may be adversely affected. In that case you may not be able to sell your Aphria Notes at a particular time or you may not be able to sell your Aphria Notes at a favorable price.
Any adverse rating of the Aphria Notes may cause their trading price to fall.
If a rating service were to rate the Aphria Notes and if such rating service were to lower its rating on the Aphria Notes or otherwise announces its intention to put the Aphria Notes on credit watch, the trading price of the Aphria Notes could decline.
You may be subject to tax if Aphria makes or fails to make certain adjustments to the conversion rate of the Aphria Notes even though you do not receive a corresponding cash distribution.
The conversion rate of the Aphria Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date or Aphria issues a notice of redemption, under some circumstances, Aphria will increase the conversion rate for Aphria Notes converted in connection with the make-whole fundamental change or Aphria Notes called for redemption that are converted during the related redemption period, as applicable. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.”
Because the Aphria Notes have been issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Aphria Notes and exercise their rights and remedies.
Aphria initially issued the Aphria Notes in the form of global Aphria Notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global Aphria Notes will be shown on, and transfers of global Aphria Notes will be effected only through, the records maintained by DTC. Except in limited circumstances, Aphria will not issue certificated Aphria Notes. See “Description of Convertible Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global Aphria Note, then you will not be considered an owner or holder of the Aphria Notes. Instead, DTC or its nominee will be the sole holder of global Aphria Notes. Unlike persons who have certificated Aphria Notes registered in their names, owners of beneficial interests in global Aphria Notes will not have the direct right to act on Aphria’s solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global Aphria Notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Aphria Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

You might have difficulty enforcing civil liabilities in the United States against Aphria and certain directors and officers of Tilray and Aphria named in this prospectus.
Aphria is a company existing under the Business Corporations Act (Ontario) (the “OBCA”). Certain of Tilray’s and Aphria’s directors and officers named in this prospectus reside principally in Canada or otherwise outside the United States. Because Aphria and such persons are located outside the United States, it may be difficult, or not possible, for you to effect service of process within the United States on Aphria or them.
Furthermore, it may also be difficult, or not possible, for you to enforce against them, in the United States, judgments obtained in United States courts, because a substantial portion of their assets are located outside the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws.
In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of Canada may be materially different from those of the United States, including in respect of creditors’ rights and remedies, priority of creditors, priority claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s laws should govern which could adversely affect your ability to enforce your rights and to collect payment in full under the Aphria Notes.
Certain bankruptcy, insolvency and other laws may impair your ability to enforce your rights or remedies under the Indenture.
Your ability and the rights of the Trustee who represent the holders of the Aphria Notes to enforce your rights or remedies under the Indenture may be significantly impaired by the provisions of applicable U.S. or Canadian federal bankruptcy, insolvency and other restructuring legislation (including corporate statutes). For example, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) and the Winding-up and Restructuring Act (Canada) contain provisions enabling an insolvent debtor to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or a plan of arrangement and reorganization for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. Such a restructuring proposal or plan of arrangement and reorganization, if accepted by the requisite majority of each class of affected creditors and if approved by the relevant Canadian court, can result in the compromise or extinguishment of debt or rights thereunder such as the debt evidenced by the Aphria Notes and would be binding on all creditors of the debtor within the affected classes. Moreover, certain provisions of the relevant Canadian insolvency legislation permit an insolvent debtor to retain possession and administration of its property in certain circumstances, subject to court oversight, even though such debtor may be in default in respect of certain of its obligations during the period that the stay of proceedings remains in place. Moreover, in such proceedings, the court may, subject to certain conditions, create court-ordered charges on the assets of the debtor to secure interim financing, professional fees, post-filing amounts owing to critical suppliers, director liabilities or other amounts, and such court-ordered charges may rank in priority to the debtor’s existing indebtedness, including the debt evidenced by the Aphria Notes. One of the factors that a court is required to consider before granting such court-ordered charges is whether any creditor would be materially prejudiced by the granting of such a charge; however, this is only one of the factors that the court will assess in such circumstances and there is no express concept of “adequate protection” under Canadian bankruptcy and insolvency laws.
The powers of the court under Canadian bankruptcy, insolvency and restructuring legislation, and particularly under the CCAA, are exercised broadly to protect a debtor and its estate from actions taken by creditors and others. We cannot predict whether payments under the Aphria Notes would be made during any proceedings in bankruptcy, reorganization, insolvency, receivership or other similar restructuring proceedings, whether or when you or the Trustee could exercise your or its rights under the Indenture or whether, and to what extent, the holders of the Aphria Notes would be compensated for any delays in payment of principal, interest and costs, including fees and disbursements of the Trustee. The subordination provisions of the Indenture would prevent us from making payments on the Aphria Notes until our senior indebtedness is paid in full in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our properties. In addition, Canadian law contains certain provisions that permit creditors, trustees in bankruptcy and other insolvency professionals to challenge transactions entered into by the debtor that involve dealings with its property in a manner that may prejudice some of its creditors (particularly where such debtor is or becomes thereafter insolvent). Such transactions include but are not limited to preferences, transfers at undervalue and fraudulent conveyances.
In addition to the insolvency statutes described above, certain restructurings of bank and bond debt have also taken place by way of court approved arrangements under Canadian corporate statutes. Some of these corporate debt restructurings have been court approved with only the required consent of debt holders representing at least two-thirds of the principal amount of the affected debt (voting by class or, in some cases, voting together with other classes of debt) voted in respect of the debt restructuring notwithstanding contrary voting or consent threshold requirements in the documentation evidencing the affected debt. Stays of proceedings have also been granted in connection with these corporate debt restructurings.
Accordingly, if Aphria were to become subject to such proceedings, Aphria may cease making payments on the Aphria Notes and you and the Trustee may not be able to exercise your rights under the Indenture following commencement of or during such proceedings without leave of the court. In the event of Aphria’s becoming bankrupt or insolvent or if the Aphria Notes are challenged as a preference, transfer at undervalue or other reviewable transaction, you may not receive any repayment on the Aphria Notes.
Aphria is a company existing under the OBCA and, while a portion of its assets are located outside of Canada, its registered and head office is currently located in Canada. Chapter 15 of the U.S. Bankruptcy Code and Part IV of the CCAA provide for the recognition of foreign insolvency proceedings. Courts in either jurisdiction have the authority to recognize a foreign insolvency proceeding as either a foreign main proceeding or a foreign non-main proceeding, on the proof of certain threshold requirements. In order for a Canadian court to recognize a U.S. insolvency proceeding as a foreign main proceeding, the Canadian court would have to be satisfied, among other things, that the United States is the jurisdiction of the debtor’s center of main interest. In Canada, in the absence of proof to the contrary, a debtor company’s registered office is deemed to be the center of its main interest. Because Aphria’s registered office is located in Canada, it is uncertain whether it would be an eligible debtor under the U.S. Bankruptcy Code and, if Aphria were to seek protection under U.S. bankruptcy laws, it is uncertain whether such proceedings would be recognized by Canadian courts, particularly as a foreign main proceeding. Likewise, if Aphria were to seek protection in the Canadian courts under Canadian bankruptcy and insolvency laws, it is uncertain whether an appropriate foreign representative would seek to commence an ancillary proceeding under Chapter 15 of the U.S. Bankruptcy Code and, if so, whether such foreign proceedings would be recognized by U.S. Bankruptcy courts as a foreign main or a foreign non-main proceeding.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, Tilray’s guarantee can be voided, or claims under such guarantee may be subordinated to all other debts of Tilray, if, among other things, Tilray, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under such guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:
•	was insolvent or rendered insolvent by reason of such incurrence;
•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
Tilray’s guarantee may also be voided, without regard to the above factors, if a court finds that it entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.
A court would likely find that Tilray did not receive reasonably equivalent value or fair consideration for its guarantee if it did not substantially benefit directly or indirectly from the issuance of its guarantee. If a court were to void Tilray’s guarantee, you would no longer have a claim against Tilray. Sufficient funds to repay the obligations under the Aphria Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from Tilray.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, Tilray would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;
•
the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, including the documents incorporated by reference herein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus, including the documents incorporated by reference herein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	us being well positioned in the European cannabis markets and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement, including any anticipated future results and pro-forma financial information relating to the combined company;
•	the legalization of cannabis in the United States and us being well positioned to compete in the United States market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus, including documents incorporated by reference herein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•	our ability to promptly and effectively integrate Tilray and Aphria;
•	our ability to achieve the anticipated synergies and value-creation contemplated by the business combination of Tilray and Aphria;

•	the response of business partners and retention as a result of the business combination of Tilray and Aphria;
•	the impact of competitive responses to the business combination of Tilray and Aphria;
•	the diversion of management time on business combination-related issues
•	the inherent uncertainty associated with financial or other projections or outlooks;
•	risks assumptions and expectations described in our critical accounting policies and estimates;
•	the adoption and impact of certain accounting pronouncements;
•	our future financial and operating performance;
•	our commercial and business plans;
•	our intention to grow our business, operations and potential activities;
•	our ability to maintain a strong financial position and manage costs;
•	our ability to maximize the utilization of our existing assets and investments;
•	changes in tax laws, regulations or future assessments;
•	failure to realize anticipated results, including revenue growth, anticipated cost savings or operating efficiencies from our other major initiatives, including those from restructuring;
•	assumptions and estimates required for the preparation of the pro forma financial statements may be materially different from our actual results and experience in the future; and
•	risks or delays arising from or relating to the ongoing COVID-19 pandemic.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in this prospectus under “Risk Factors”. Readers are encouraged to read in detail such section and any information incorporated by reference thereinto.
The forward-looking statements contained in this prospectus, including the documents incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus (or in the case of forward-looking statements in a document incorporated by reference herein, as of the date indicated in such document). We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of securities pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Aphria Warrants for cash. Assuming the exercise of all outstanding Aphria Warrants for cash, we will receive an aggregate of approximately C$65.6 million (approximately $53.4 million calculated using the noon-buying rate of one Canadian dollar to $1.2291 U.S. dollars, as announced by the Federal Reserve on April 30, 2021). Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants to finance international expansion and for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.
Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.
Capital Stock
Our authorized capital stock is divided into:
•	500,000,000 shares of Tilray Common Stock;
•	233,333,333 shares of Class 1 common stock with a par value of $0.0001 per share; and
•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.
Tilray’s amended and restated certificate of incorporation prohibits the issuance of any shares of Class 1 common stock. As of April 30, 2021, 446,440,640 shares of Tilray Common Stock were outstanding.
The rights and restrictions to which the Tilray Common Stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.
Common Stock
Voting Rights
Holders of shares of Tilray Common Stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders.
Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holder of shares of Tilray Common Stock can elect all of the directors then standing for election as long as it holds approximately 10.01% of all outstanding shares of our capital stock.
Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Tilray Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Rights of Repurchase
We currently have no rights to repurchase shares of our common stock, except as described in “—Options and Restricted Stock Units” below.
Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to redemption.

Options and Restricted Stock Units
As of March 31, 2021, 7,414,240 shares of Tilray Common Stock were issuable upon the exercise of outstanding stock options and 5,378,767 shares of Tilray Common Stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.
Anti-Takeover Provisions
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•	provides that the authorized number of directors may be changed only by resolution of our board of directors;
•
provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the affirmative vote of the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provides that any action to be taken by our stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law, so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors;

•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

•
provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•
provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

•
does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.
Transfer Agent and Registrar
The principal transfer agent and registrar for shares of Tilray Common Stock is Philadelphia Stock Transfer, Inc. The principal transfer agent and registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, PA 19003 and its phone number is (484) 416-3124. The co-transfer agent and registrar for shares of Tilray Common Stock is Odyssey Trust Company. The co-transfer agent and registrar’s address is 1230-300 5th Avenue SW, Calgary, AB T2P 3C4, and its number is (587) 885-0960.
Listing
Shares of Tilray Common Stock are listed on Nasdaq and the TSX under the trading symbol “TLRY”.

DESCRIPTION OF CONVERTIBLE NOTES
Aphria issued the Aphria Notes under the Indenture.
The following description is a summary of the material provisions of the Aphria Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Aphria Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Aphria Notes. A copy of the Indenture and a copy of the registration rights agreement has also been filed as an exhibit to the registration statement of which this prospectus is a part. Holders may request a copy of the Indenture from us as described under “Incorporation of Certain Information by Reference.”
For purposes of this description, references to “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.
General
The Aphria Notes:
•	are Aphria’s general unsecured, senior obligations;
•	are limited to an initial aggregate principal amount of $350,000,000;
•	as of the date hereof, consist of an aggregate principal amount outstanding of $259,240,000;
•	bear cash interest from April 23, 2019 at an annual rate of 5.25% payable on June 1 and December 1 of each year, beginning on December 1, 2019;
•	are payable in U.S. dollars;
•
are subject to redemption at Aphria’s option, in whole or in part, on or after June 6, 2022 if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Aphria provides notice of redemption at a redemption price equal to 100% of the principal amount of the Aphria Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date as described under “—Optional Redemption”;

•
are subject to redemption at Aphria’s option, in whole but not in part, upon the occurrence of certain changes in tax law, as described below under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction”;

•
are subject to a requirement that Aphria offer to repurchase all of the outstanding Aphria Notes following a fundamental change (as defined below under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the Aphria Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on June 1, 2024, unless earlier converted, redeemed or repurchased;
•	are issued in denominations of $1,000 and integral multiples of $1,000; and
•
are initially represented by registered Aphria Notes in global form, but in certain limited circumstances may be represented by Aphria Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the Aphria Notes may be converted, in accordance with the Plan of Arrangement and upon the closing of the Arrangement pursuant to the terms of the Indenture, at a conversion rate of 89.31162364 common shares per $1,000 principal amount of Aphria Notes (equivalent to an initial conversion price of approximately $11.20 per common share). The conversion rate is subject to further adjustment if certain events occur.

Aphria will settle conversions of Aphria Notes by paying or delivering, as the case may be, cash, our common shares, or a combination of cash and our common shares, at Aphria’s election, as described under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.
The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing its equity or debt securities or from repaying or prepaying indebtedness. Other than restrictions described under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes” and “—Consolidation, Merger, Arrangement, Amalgamation and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period,” the Indenture does not contain any covenants or other provisions designed to afford holders of the Aphria Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving Aphria that could adversely affect such holders. The Aphria Notes will not be guaranteed by any of our subsidiaries and are not subject to a sinking fund.
The Aphria Notes and our common shares issued upon conversion thereof are entitled to the registration rights described under “—Registration Rights.”
Aphria may, without the consent of, or notice to, the holders, reopen the Indenture for the Aphria Notes and issue additional Aphria Notes under the Indenture with the same terms as the Aphria Notes initially offered (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Aphria Notes and, if applicable, restrictions on transfer in respect of such additional Aphria Notes) in an unlimited aggregate principal amount; provided that if any such additional Aphria Notes are not fungible with the Aphria Notes initially offered for U.S. federal income tax purposes, Canadian federal income tax purposes or for the purposes of U.S. or applicable securities laws in Canada (“Canadian Securities Laws”), such additional Aphria Notes will have one or more separate CUSIP numbers or no CUSIP number. Such additional Aphria Notes would rank equally and ratably with the Aphria Notes initially offered and such additional Aphria Notes and the Aphria Notes initially offered would be treated as a single series for all purposes under the Indenture.
We have not and do not intend to list the Aphria Notes on any securities exchange or any automated dealer quotation system.
Except to the extent the context otherwise requires, we use the term “Aphria Notes” in this prospectus to refer to each $1,000 principal amount of Aphria Notes. We use the term “common shares” in this prospectus to refer to shares of Tilray Common Stock. References in this prospectus to a “holder” or “holders” of Aphria Notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such Aphria Notes, unless the context otherwise requires. However, we and the Trustee will treat the person in whose name the Aphria Notes are registered (Cede & Co., in the case of Aphria Notes held through DTC) as the owner of such Aphria Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.
Purchase and Cancellation
Aphria will cause all Aphria Notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to Aphria or any of its agents, subsidiaries or affiliates, to be surrendered to the Trustee for cancellation. All such Aphria Notes delivered to the Trustee shall be cancelled promptly by the Trustee in accordance with its customary procedures. Except for Aphria Notes surrendered for transfer or exchange, no Aphria Notes shall be authenticated in exchange for any Aphria Notes cancelled as provided in the Indenture.
Aphria may, to the extent permitted by law, directly or indirectly (regardless of whether such Aphria Notes are surrendered to Aphria), repurchase Aphria Notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

Aphria will cause any Aphria Notes so repurchased (other than Aphria Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the Indenture upon their repurchase.
Payments on the Aphria Notes; Paying Agent and Registrar; Transfer and Exchange
Aphria will pay or cause the paying agent to pay the principal of, and interest on, Aphria Notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Aphria Note. See “—Book-Entry, Settlement and Clearance.”
Aphria will pay or cause the paying agent to pay the principal of any certificated Aphria Notes at the office or agency designated by Aphria for that purpose. Aphria has designated the Trustee as its paying agent and registrar and the Trustee’s corporate trust office located in the United States as a place where Aphria Notes may be presented for payment or for registration of transfer. Aphria may, however, change the paying agent or registrar without prior notice to the holders of the Aphria Notes and may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Aphria Notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided Aphria, the Trustee or the paying agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application will remain in effect until the holder notifies, in writing, the registrar of the Aphria Notes to the contrary.
A holder of Aphria Notes may transfer or exchange Aphria Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Aphria, the Trustee or the registrar for any registration of transfer or exchange of Aphria Notes, but Aphria may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. You may not sell or otherwise transfer Aphria Notes or any of our common shares issuable upon conversion of Aphria Notes except in compliance with the provisions set forth below under “Transfer Restrictions.” Aphria is not required to transfer or exchange any Aphria Note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in an Aphria Note in global form may transfer or exchange such beneficial interest in accordance with the Indenture and the applicable procedures of DTC. See “Book-Entry, Settlement and Clearance.”
The registered holder of an Aphria Note will be treated as its owner for all purposes.
Guarantee
Tilray absolutely, irrevocably and unconditionally guarantees to each holder of the Aphria Notes and to the Trustee the full and punctual payment (whether at an installment date or the maturity date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest and all other amounts that may come due and payable under each Aphria Note and the full and punctual payment of all other amounts payable by Aphria under the Indenture as they come due. Upon failure by Aphria to pay punctually any such amount, Tilray shall, without duplication, forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture. See “Description of Guarantee.”
Interest
The Aphria Notes bear cash interest at a rate of 5.25% per year until maturity. Interest has accrued from April 23, 2019. Interest is payable semiannually in arrears on June 1 and December 1 of each year (each, an “interest payment date”), beginning on December 1, 2019. Interest is paid to the person in whose name an Aphria Note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the Aphria Notes is computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date or any earlier required repurchase date upon the occurrence of a fundamental change of an Aphria Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Aphria Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or the banking institutions in the City of Toronto, Ontario are authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Registration Rights” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Ranking
The Aphria Notes are Aphria’s general unsecured obligations and will rank:
•	senior in right of payment to all of Aphria’s indebtedness that is expressly subordinated in right of payment to the Aphria Notes;
•	equal in right of payment with all of Aphria’s liabilities that are not so subordinated;
•	effectively junior to any of Aphria’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations) of Aphria’s current or future subsidiaries.
In the event of Aphria’s bankruptcy, insolvency, liquidation, reorganization or other winding up, Aphria’s assets that secure secured indebtedness will be available to pay obligations on the Aphria Notes only after all indebtedness under such secured debt has been repaid in full. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Aphria Notes then outstanding.
The Aphria Notes are structurally subordinated to all indebtedness and other liabilities of Aphria’s subsidiaries (including trade payables but excluding intercompany obligations). A portion of Aphria’s operations are conducted through its subsidiaries. Aphria’s right to receive any assets of any of its subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and, therefore, the right of the holders of Aphria Notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to Aphria as a shareholder or otherwise. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Aphria Notes then outstanding.
The ability of Aphria’s subsidiaries to pay dividends and make other payments to Aphria is restricted by, among other things, Aphria’s future debt instruments, applicable corporate and other laws and regulations as well as agreements to which Aphria’s subsidiaries may become a party. Aphria may not be able to pay the cash portion of any settlement amount upon conversion of the Aphria Notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires Aphria to repurchase Aphria Notes as described below. See “Risk Factors—Risks Related to the Aphria Notes—We may not have the ability to raise the funds necessary to settle conversions of the Aphria Notes in cash or to repurchase the Aphria Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Aphria Notes.”
Additional Amounts
All payments or deliveries (whether upon conversion (together with payments of cash in lieu of fractional shares), repurchase, redemption, maturity or otherwise, and whether in cash, our common shares, reference property (as defined under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Shares”) or otherwise) made by or on behalf of Aphria, or any successor to Aphria, under or with respect to the Aphria Notes are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof, or any other jurisdiction in which we, or any successor following any consolidation, merger, arrangement, amalgamation, combination or similar transaction involving Aphria, are or are deemed to be organized or resident for tax purposes or from or through which payments or deliveries by or on behalf of Aphria with respect to the Aphria Notes are made or deemed made or by or within any political subdivision thereof or any authority or agency therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless such person is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.
If Aphria is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment or delivery made under or with respect to the Aphria Notes, Aphria will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder or beneficial owner of Aphria Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner of Aphria Notes would have received if such Taxes (including Taxes on any Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts do not apply to:
(1)
any Canadian withholding Taxes imposed on a payment to a holder or beneficial owner of Aphria Notes (or the right to receive interest payable on the Aphria Notes) by reason of Aphria not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”) with such holder or beneficial owner of Aphria Notes (or the right to receive interest payable on the Aphria Notes) at the time of the payment;

(2)
any Canadian withholding Taxes imposed on a payment to a holder or beneficial owner of Aphria Notes by reason of such holder or beneficial owner being a “specified shareholder” of Aphria (as defined in subsection 18(5) of the Tax Act) or by reason of such holder or beneficial owner not dealing at arm’s length with a specified shareholder of Aphria;

(3)
any Canadian withholding Taxes imposed on a payment to a holder, former holder or beneficial owner of Aphria Notes by reason of such holder’s, former holder’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies to holders, former holders or beneficial owners of Aphria Notes who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, we will give written notice, in the manner provided for in the Indenture, to the Trustee and the applicable holders of Aphria Notes then outstanding of such imposition or change, as the case may be, and provide the Trustee and such holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement);

(4)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of Aphria Notes and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such Aphria Note or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof); or

(5)
any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge, (any Taxes imposed by a Relevant Taxing Jurisdiction that are not excluded pursuant to any of the above clauses are referred to as “Indemnified Taxes”).

Aphria will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, Aphria will provide the Trustee on behalf of holders and beneficial owners of Aphria Notes (and the Trustee shall forthwith provide holders and beneficial owners of Aphria Notes) with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

If Aphria is or will become obligated to pay Additional Amounts under or with respect to any payment or delivery made on the Aphria Notes, at least 30 days prior to the date of such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly thereafter), Aphria will deliver to the Trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders or beneficial owners on the relevant payment date.
Whenever in the Indenture there is mentioned in any context:
(1)	the payment of principal;
(2)	redemption price or repurchase price in connection with a repurchase of Aphria Notes upon a fundamental change;
(3)	interest; or
(4)	any other amount payable on or with respect to any of the Aphria Notes (including amounts payable on conversion), such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Aphria will indemnify and hold harmless a holder or beneficial owner of the Aphria Notes for the amount of any Indemnified Taxes payable pursuant to Regulation 803 of the Income Tax Regulations (Canada) levied or imposed and paid by such holder or beneficial owner as a result of payments made under or with respect to the Aphria Notes, any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, and any such Indemnified Taxes levied or imposed and paid by such holder or beneficial owner of the Aphria Notes with respect to any reimbursement under this paragraph.
Aphria will pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Aphria Notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Aphria Notes and Aphria will agree to indemnify the holders and beneficial owners of Aphria Notes for any such amounts (including penalties, interest and other liabilities related thereto) paid by such holders or beneficial owners.
Optional Redemption
No “sinking fund” is provided for the Aphria Notes, which means that Aphria is not required to redeem or retire the Aphria Notes periodically. Prior to June 6, 2022, the Aphria Notes will not be redeemable, except upon the occurrence of certain changes to the laws governing withholding taxes as described under “—Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction.” On or after June 6, 2022 and on or before the 30th scheduled trading day immediately before the maturity date, Aphria may redeem for cash all or part of the Aphria Notes, at its option, if the last reported sale price of our common shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Aphria provides notice of redemption. In the case of any optional redemption, Aphria will provide not less than 30 nor more than 60 scheduled trading days’ notice before the redemption date to the Trustee, the paying agent (if other than the Trustee) and each holder of Aphria Notes, and the redemption price will be equal to 100% of the principal amount of the Aphria Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case Aphria will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the Aphria Notes to be redeemed). The redemption date must be a business day. For the avoidance of doubt, the Trustee and paying agent shall not be responsible for determining the redemption availability as described above.
The “last reported sale price” of our common shares (or other security for which a last reported sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Nasdaq Stock Market or the other principal U.S. national or regional securities exchange on which our common shares (or such other security) are traded. If our common shares (or such other security) are not listed for trading on the Nasdaq Stock Market or another U.S. national or regional securities exchange on the relevant date, the “last reported sale price” of our common shares (or other security for which a last reported sale price must be determined) on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per common share (or such other security) on that date as reported in composite transactions for the TSX or the other principal Canadian securities exchange on which our common shares (or such other security) are traded. If our common shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange or a Canadian securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per common share (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common shares (or such other security) are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per common share (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Aphria for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours. Any price of our common shares (or such other security) in Canadian dollars shall be converted into U.S. dollars based on the most recently published daily exchange rate of the Bank of Canada on or immediately prior to the date of such share price.
“Trading day” means a day on which (i) trading in our common shares (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Stock Market or, if our common shares (or such other security) are not then listed on the Nasdaq Stock Market, on the principal other U.S. national or regional securities exchange on which our common shares (or such other security) are then listed or, if our common shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the TSX or, if our common shares (or such other security) are not then listed on the TSX, on the other principal Canadian regional securities exchange on which our common shares (or such other security) are then listed or, if our common shares (or such other security) are not then listed on a U.S. national or regional securities exchange or a Canadian securities exchange, the principal other market on which our common shares (or such other security) are then traded or quoted, and (ii) a last reported sale price for our common shares (or such other security) is available on such securities exchange or market. If our common shares (or such other security) are not so listed or traded, “trading day” means a “business day.”
With respect to any Aphria Notes that are converted with a conversion date occurring during a redemption period as described under “—Conversion Rights—General,” Aphria will, under certain circumstances, increase the conversion rate for the Aphria Notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”
Subject to the applicable rules and procedures of DTC, if Aphria decides to redeem fewer than all of the outstanding Aphria Notes, Aphria will instruct the Trustee and paying agent regarding the selection of Aphria Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) in accordance with the procedures of DTC.
If a portion of your Aphria Note is selected for partial redemption and you convert a portion of the same Aphria Note, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, Aphria will not be required to register the transfer of or exchange any Aphria Note so selected for redemption, in whole or in part, except the unredeemed portion of any Aphria Note being redeemed in part.
Notwithstanding the foregoing, (i) Aphria may only call Aphria Notes for redemption if the resale documents (as defined under “—Registration Rights”) are effective and available for use and are expected to remain effective and available for use during the redemption period as of the date the applicable notice of redemption is given to holders, unless no registrable securities (as defined under “—Registration Rights”) remain outstanding at such time, and (ii) Aphria may not call the Aphria Notes for redemption if the redemption date would fall after the 30th scheduled trading day immediately before the maturity date. In addition, no Aphria Notes may be redeemed if the principal amount of the Aphria Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by Aphria in the payment of the redemption price with respect to such Aphria Notes).
Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction
Aphria may redeem for cash all but not part of the Aphria Notes, at its option, if Aphria has, or on the next interest payment date would, become obligated to pay to the holder of any Aphria Note Additional Amounts (which are more than a de minimis amount) as a result of:
(1)
any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is announced and becomes effective after the date of the Indenture (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of the Indenture, such later date); or

(2)
any amendment to, or change in, an official interpretation regarding such laws, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction that is announced and becomes effective after the date of the Indenture (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the date of the Indenture, such later date);

provided that Aphria may only redeem the Aphria Notes if (x) it cannot avoid these obligations by taking reasonable measures available to it and (y) it delivers to the Trustee an opinion of outside legal counsel and an officer’s certificate, in each case, attesting to such change and obligation to pay Additional Amounts. Neither the Trustee nor the paying agent will have any obligation or liability to determine whether any such change in law exists and whether Aphria has taken measures necessary to avoid these obligations.
The redemption price will be equal to 100% of the principal amount of the Aphria Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case Aphria will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the Aphria Notes to be redeemed). Aphria will provide not less than 30 nor more than 60 scheduled trading days’ notice (which notice shall be irrevocable) before the redemption date to the Trustee, the paying agent (if other than the Trustee) and each holder of Aphria Notes, except that:
•
Aphria will not give any such notice of redemption earlier than 60 scheduled trading days prior to, or later than 365 days after, the earliest date on which Aphria would be obligated to pay Additional Amounts; and

•	at the time Aphria gives the notice of redemption, the circumstances creating Aphria’s obligation to pay such Additional Amounts remain in effect.
The redemption date must be a business day.
Upon receiving such notice of redemption, each holder who does not wish to have Aphria redeem its Aphria Notes will have the right to elect to:
•	convert its Aphria Notes; or
•
to the extent permitted by DTC’s (or any successor depositary’s) applicable procedures with respect to any global Aphria Note, not have its Aphria Notes redeemed, in which case Aphria will not be obligated to pay any Additional Amounts on any payment with respect to such Aphria Notes solely as a result of such change in tax law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a fundamental change, upon any optional redemption as described above under “—Optional Redemption,” maturity or otherwise, and whether in cash, common shares, reference property or otherwise) after the redemption date (or, if Aphria fails to pay the redemption price on the redemption date, such later date on which Aphria pays the redemption price), and all future payments with respect to such Aphria Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such change in tax law;

provided that the obligations to pay Additional Amounts to any electing holder, subject to the exceptions set forth under “—Additional Amounts,” will continue to apply for payments and deliveries made in periods prior to the redemption date; provided, further that, notwithstanding the foregoing, if a holder electing not to have its Aphria Notes redeemed converts its Aphria Notes during the related redemption period, Aphria will be obligated to pay Additional Amounts, if any, with respect to such conversion. The Trustee and the paying agent must receive a written notice of election from a holder through the applicable procedures of DTC (or any successor depositary) with respect to any global Aphria Note which needs to be received by the Trustee and paying agent no later than the close of business on a business day at least five business days prior to the redemption date. A holder may withdraw any notice of election by delivering to the Trustee and paying agent a written notice of withdrawal from a holder through the applicable procedures of DTC (or any successor depositary) with respect to any global Aphria Note prior to the close of business on the business day prior to the redemption date.
Where no election is made, the holder will have its Aphria Notes redeemed without any further action.
Notwithstanding the foregoing, (i) Aphria may only call Aphria Notes for redemption if the resale documents are effective and available for use and are expected to remain effective and available for use during the redemption period as of the date the applicable notice of redemption is given to holders, unless no registrable securities remain outstanding at such time, and (ii) Aphria may not call the Aphria Notes for redemption if the redemption date would fall after the 30th scheduled trading day immediately before the maturity date. In addition, no Aphria Notes may be redeemed if the principal amount of the Aphria Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by Aphria in the payment of the redemption price with respect to such Aphria Notes).
With respect to any Aphria Notes converted with a conversion date occurring during a redemption period as described under “—Conversion Rights—General,” Aphria will, under certain circumstances, increase the conversion rate for such Aphria Notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”
Conversion Rights
General
Upon the closing of the Arrangement, the Aphria Notes are convertible for a period of 35 trading days. Other than as set forth in the immediately preceding sentence, prior to the close of business on the business day immediately preceding December 1, 2023, the Aphria Notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Redemption,” “—Conversion upon Satisfaction of Trading Price Condition,” and “—Conversion upon Specified Corporate Events.” On or after December 1, 2023, until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Aphria Notes at the conversion rate at any time irrespective of the foregoing conditions.
The conversion rate for the Aphria Notes was initially 106.5644 shares of Aphria common stock per $1,000 principal amount of Aphria Notes, and, effective as of the closing of the Arrangement and pursuant to the terms thereof, is now 89.31162364 Tilray Common Stock per $1,000 principal amount of Aphria Notes (equivalent to an initial conversion price of approximately $11.20 per common share). Upon conversion of an Aphria Note, Aphria will satisfy its conversion obligation by paying or causing to be delivered, as the case may be, cash, our common shares or a combination of cash and our common shares, at Aphria’s election, all as set forth below under “—Settlement upon Conversion.” If Aphria satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and our common shares, the amount of cash and common shares, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 25 trading day observation period (as defined below under “—Settlement upon Conversion”). The Trustee will initially act as the conversion agent.
A holder may convert fewer than all of such holder’s Aphria Notes so long as the Aphria Notes converted are an integral multiple of $1,000 principal amount.
If Aphria calls any Aphria Notes for redemption, a holder of Aphria Notes may convert all or any portion of its Aphria Notes called for redemption only until the close of business on the scheduled trading day immediately preceding the redemption date unless Aphria fails to pay the redemption price (in which case a holder of Aphria

Notes may convert such Aphria Notes until the redemption price has been paid or duly provided for). If a holder elects to convert an Aphria Note during the period from, and including, the date Aphria provides notice of a redemption (a “redemption notice date”) to, and including, the scheduled trading day immediately preceding the related redemption date (any such period, a “redemption period”), Aphria will, under certain circumstances, increase the conversion rate applicable to such conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.”
Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and Aphria will not adjust the conversion rate for any accrued and unpaid interest on any converted Aphria Notes. Aphria will not issue fractional common shares upon conversion of Aphria Notes. Instead, Aphria will pay cash in lieu of causing to be delivered any fractional share as described under “—Settlement upon Conversion.” Aphria’s payment and delivery, as the case may be, to you of the cash, our common shares or a combination thereof, as the case may be, into which an Aphria Note is convertible will be deemed to satisfy in full Aphria’s obligation to pay:
•	the principal amount of the Aphria Note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Aphria Notes into a combination of cash and our common shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding paragraph, if Aphria Notes are converted after the close of business on a regular record date for the payment of interest, holders of such Aphria Notes at the close of business on such regular record date will receive the full amount of interest payable on such Aphria Notes on the corresponding interest payment date notwithstanding the conversion. Aphria Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Aphria Notes so converted; provided that no such payment need be made:
•	for conversions following the regular record date immediately preceding the maturity date;
•	if Aphria has specified a redemption date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;
•	if Aphria has specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Aphria Note.
Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date in cash regardless of whether their Aphria Notes have been converted following such regular record date.
If a holder converts Aphria Notes, Aphria will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any of our common shares upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
For the avoidance of doubt, neither the Trustee nor the conversion agent shall have any obligation (i) to monitor the stock price or make any calculation or determination whether or not an event triggering the rights of the holders to surrender Aphria Notes for conversion has occurred, (ii) to notify us, DTC, any other applicable depository or the holders if the Aphria Notes have become subject to conversion, or (iii) to ensure timely delivery of any settlement amounts. Holders may surrender their Aphria Notes for conversion under the following circumstances:
Conversion upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding December 1, 2023, a holder may surrender all or any portion of its Aphria Notes for conversion at any time during any fiscal quarter commencing after the fiscal quarter ending on August 31, 2019 (and only during such fiscal quarter), if the last reported sale price of our common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day.
Conversion upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding December 1, 2023, a holder of Aphria Notes may surrender all or any portion of its Aphria Notes for conversion at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of Aphria Notes, as determined following a request by a holder of Aphria Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common shares and the conversion rate on each such trading day.
The “trading price” of the Aphria Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of Aphria Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers Aphria selects for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Aphria Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Aphria Notes will be deemed to be less than 98% of the product of the last reported sale price of our common shares and the conversion rate. If (x) Aphria is not acting as bid solicitation agent, and Aphria does not, when required to, instruct the bid solicitation agent to obtain bids, or if Aphria gives such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) Aphria is acting as bid solicitation agent and fails to make such determination, then, in either case, the trading price per $1,000 principal amount of Aphria Notes will be deemed to be less than 98% of the product of the last reported sale price of our common shares and the conversion rate on each trading day of such failure.
The bid solicitation agent (if other than Aphria) will have no obligation to determine the trading price per $1,000 principal amount of Aphria Notes unless Aphria has requested such determination; and Aphria will have no obligation to make such request (or, if Aphria is acting as bid solicitation agent, it will have no obligation to determine the trading price) unless a holder of an Aphria Note provides Aphria with reasonable evidence that the trading price per $1,000 principal amount of Aphria Notes would be less than 98% of the product of the last reported sale price of our common shares and the conversion rate. At such time, Aphria will instruct the bid solicitation agent (if other than Aphria) to determine, or if Aphria is acting as bid solicitation agent, it will determine, the trading price per $1,000 principal amount of Aphria Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Aphria Notes is greater than or equal to 98% of the product of the last reported sale price of our common shares and the conversion rate. If the trading price condition has been met, Aphria will so notify the holders, the Trustee and the conversion agent (if other than the Trustee) in writing. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of Aphria Notes is greater than or equal to 98% of the product of the last reported sale price of our common shares and the conversion rate for such date, Aphria will so notify the holders, the Trustee and the conversion agent (if other than the Trustee) in writing.
Aphria will initially act as the bid solicitation agent for the Aphria Notes.
Conversion upon Notice of Redemption
If Aphria calls any or all of the Aphria Notes for redemption prior to the close of business on the business day immediately preceding December 1, 2023, holders may convert all or any portion of such Aphria Notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the Aphria Notes are not otherwise convertible at such time. After that time, the right to convert such Aphria Notes on the account of the notice of redemption will expire, unless Aphria defaults in the payment of the redemption price, in which case a holder of Aphria Notes may convert all or any portion of its Aphria Notes until the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the business day immediately preceding December 1, 2023, we elect to:
•
issue to all or substantially all holders of our common shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common shares at a price per share that is less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our common shares our assets, securities or rights to purchase our securities (other than in connection with a shareholder rights plan), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common shares on the trading day preceding the date of announcement for such distribution, then, in either case, Aphria must notify the holders of the Aphria Notes at least 35 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once Aphria has given such notice, holders may surrender all or any portion of their Aphria Notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the Aphria Notes are not otherwise convertible at such time.
Certain Corporate Events
If (i) a transaction or event that constitutes (x) a “fundamental change” (as defined under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes”) or (y) a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period”) occurs prior to the close of business on the business day immediately preceding December 1, 2023, regardless of whether Aphria is required to offer to repurchase the Aphria Notes as described under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes”; or (ii) Aphria is a party to a consolidation, merger, arrangement, amalgamation, binding share exchange, or sale, conveyance, transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding December 1, 2023, in each case, pursuant to which our common shares would be converted into cash, securities or other assets, then, in each case, all or any portion of a holder’s Aphria Notes may be surrendered for conversion at any time from or after the date that is the actual effective date of such transaction until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. Aphria will notify holders, the Trustee and the conversion agent (if other than the Trustee) in writing no later than the actual effective date of such transaction.
Conversions on or after December 1, 2023
On or after December 1, 2023, a holder may convert all or any portion of its Aphria Notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.
Conversion Procedures
If you hold a beneficial interest in a global Aphria Note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global Aphria Note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the Aphria Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated note, to convert you must:
•	complete and manually sign the conversion notice on the back of the Aphria Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Aphria Note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.
Aphria will pay any documentary, stamp or similar issue or transfer tax on the issuance of any of our common shares upon conversion of the Aphria Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.
We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”
If a holder has already delivered a repurchase notice as described under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes” with respect to an Aphria Note, the holder may not surrender that Aphria Note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Indenture. If a holder submits its Aphria Notes for required repurchase, the holder’s right to withdraw the related repurchase notice and convert the Aphria Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Settlement upon Conversion
Upon conversion, Aphria may choose to pay or cause to be delivered, as the case may be, either cash (“cash settlement”), our common shares (“physical settlement”) or a combination of cash and our common shares (“combination settlement”), as described below, subject to the requirements set forth under “—Recapitalizations, Reclassifications and Changes of Our Common Shares.” We refer to each of these settlement methods as a “settlement method.”
All conversions for which the relevant conversion date occurs during a redemption period will be settled using the same settlement method, and all conversions for which the relevant conversion date occurs on or after December 1, 2023, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs during a redemption period and any conversions for which the relevant conversion date occurs on or after December 1, 2023, Aphria will use the same settlement method for all conversions with the same conversion date but will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, Aphria may choose for Aphria Notes converted on one conversion date to settle conversions in physical settlement, and choose for Aphria Notes converted on another conversion date cash settlement or combination settlement.
If Aphria elects a settlement method, it will inform holders so converting in writing through the conversion agent of the settlement method it has selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions of any Aphria Notes for which the relevant conversion date occurs (x) during a redemption period, in the applicable notice of redemption or (y) on or after December 1, 2023, no later than the close of business on the business day immediately preceding December 1, 2023). If Aphria does not timely elect a settlement method as described in the preceding sentence, it will be deemed to have elected the “default settlement method” (as defined below). If Aphria timely elects combination settlement, but does not timely notify converting holders of the specified dollar amount per $1,000 principal amount of Aphria Notes, such specified dollar amount will be deemed to be $1,000.
The “default settlement method” will initially be physical settlement. By notice to the holders, Aphria may change the default settlement method to any permitted settlement method, except it may not change the default settlement method during any redemption period (in respect of Aphria Notes converted with a conversion date occurring during such redemption period) or on or after December 1, 2023 (in respect of Aphria Notes converted with a conversion date that occurs on or after December 1, 2023).
Settlement amounts will be computed as follows:
•
if physical settlement applies, Aphria will cause to be delivered to the converting holder in respect of each $1,000 principal amount of Aphria Notes being converted a number of common shares equal to the conversion rate in effect on the related conversion date;

•
if cash settlement applies, Aphria will pay to the converting holder in respect of each $1,000 principal amount of Aphria Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related observation period; and

•
if combination settlement applies, Aphria will pay or cause to be delivered, as the case may be, to the converting holder in respect of each $1,000 principal amount of Aphria Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the related observation period.

If more than one Aphria Note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such Aphria Notes shall be computed on the basis of the aggregate principal amount of the Aphria Notes surrendered.
The “daily settlement amount,” for each of the 25 consecutive trading days during the observation period, shall consist of:
•
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of Aphria Notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or as Aphria is otherwise deemed to have elected) (the “specified dollar amount”), if any, divided by 25 (such quotient, the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•
if the daily conversion value exceeds the daily measurement value, a number of our common shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 25 consecutive trading days during the observation period, 1/25th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.
The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[TLRY US <equity> AQR]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one common share on such trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any Aphria Note surrendered for conversion means:
•
subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to December 1, 2023, the 25 consecutive trading day period beginning on, and including, the trading day immediately succeeding such conversion date;

•
if the relevant conversion date occurs during a redemption period, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding the applicable redemption date; and

•
subject to the immediately preceding bullet, if the relevant conversion date occurs on or after December 1, 2023, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common shares generally occurs on the Nasdaq Stock Market or the other principal U.S. national or regional securities exchange on which our common shares are traded, or, if our common shares are not traded on any U.S. national or regional securities exchange, the TSX or the other principal Canadian securities exchange on which our common shares are traded or, if our common shares are not then listed on a U.S. national or regional or Canadian securities exchange, on the principal other market on which our common shares are then listed or admitted for trading. If our common shares are not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the Nasdaq Stock Market or the other principal U.S. national or regional securities exchange on which our common shares are traded, or, if our common shares are not traded on any U.S. national or regional securities exchange, the TSX or the other principal Canadian securities exchange on which our common shares are traded or, if our common shares are not then listed on a U.S. national or regional or Canadian securities exchange, the principal other market on which our common shares are listed or admitted for trading. If our common shares are not so listed or admitted for trading, “scheduled trading day” means a “business day.”
For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the Nasdaq Stock Market or the principal U.S. national or regional securities exchange on which our common shares are traded, or, if our common shares are not traded on any U.S. national or regional securities exchange, the TSX or the other principal Canadian securities exchange on which our common shares are traded or, if our common shares are not then listed on a U.S. national or regional or Canadian securities exchange, the other principal market on which our common shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common shares or in any options contracts or futures contracts relating to our common shares.
Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” and “—Recapitalizations, Reclassifications and Changes of our Common shares,” Aphria will deliver or cause to be delivered the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if physical settlement applies, or on the second business day immediately following the last trading day of the relevant observation period, if any other settlement method applies.
Aphria will pay cash in lieu of causing to be delivered any fractional common share issuable upon conversion based on the daily VWAP for the relevant conversion date, in the case of physical settlement, or based on the daily VWAP for the last trading day of the relevant observation period, in the case of combination settlement.
Each conversion will be deemed to have been effected as to any Aphria Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any of our common shares will be issuable upon such conversion will become the holder of record of such shares as of the close of business on the relevant conversion date (in the case of physical settlement) or on the last trading day of the relevant observation period (in the case of combination settlement).
For the avoidance of doubt, neither the Trustee nor the conversion agent shall be responsible for making any of the settlement calculations described above.

Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that Aphria will not make any adjustments to the conversion rate if holders of the Aphria Notes participate (other than in the case of (x) a share split or share consolidation or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common shares and solely as a result of holding the Aphria Notes, in any of the transactions described below without having to convert their Aphria Notes as if they held a number of common shares equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Aphria Notes held by such holder.
(1)
If we exclusively issue our common shares as a dividend or distribution on our common shares, or if we effect a share split or share consolidation (in each case excluding an issuance solely pursuant to a share exchange event, as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of our Common Shares” will apply), the conversion rate will be adjusted based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share consolidation, as applicable;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 = the number of our common shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable (before giving effect to any such dividend, distribution, share split or share consolidation); and
OS1 = the number of our common shares outstanding immediately after giving effect to such dividend, distribution, share split or share consolidation, as applicable.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share consolidation, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we issue to all or substantially all holders of our common shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase our common shares at a price per share that is less than the average of the last reported sale prices of our common shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 = the number of our common shares outstanding immediately prior to the open of business on such ex-dividend date;
X = the total number of our common shares issuable pursuant to such rights, options or warrants; and

Y = the number of our common shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices per share of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that common shares are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of common shares actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon specified corporate events—Certain distributions,” in determining whether any rights, options or warrants entitle holders of our common shares to subscribe for or purchase our common shares at less than such average of the last reported sale prices per share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such common shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common shares, excluding:

•	dividends, distributions or issuances as to which an adjustment is effected (or would be effected, disregarding the 1% provision (as defined below)) pursuant to clause (1) or (2) above;
•	rights issued under a shareholder rights plan (except as described below);
•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;
•	distributions of reference property in a common shares change event as described in “—Recapitalizations, Reclassifications, and Changes of our Common Shares”; and
•	spin-offs, as to which the provisions set forth below in this clause (3) will apply, then the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 = the average of the last reported sale prices per share of our common shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding common share on the ex-dividend date for such distribution.
Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than

“SP0” (as defined above), in lieu of the foregoing increase, each holder of an Aphria Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common shares, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of common shares equal to the conversion rate in effect on the ex-dividend date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (other than solely pursuant to a share exchange event, as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of our Common Shares” will apply), that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange or reasonably comparable Canadian or other non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately before the close of business on the last trading day of the valuation period (as defined below);
CR1 = the conversion rate in effect at the close of business on the last trading day of the valuation period;
FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common shares applicable to one of our common shares (determined by reference to the definition of last reported sale price set forth under “—Optional Redemption” as if references therein to our common shares were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and
MP0 = the average of the last reported sale prices of our common shares over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of Aphria Notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Aphria Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate applicable to such conversion as of such trading day of such observation period. If any dividend or distribution that constitutes a spin-off that results in an adjustment under this clause (3) is declared but not so paid or made, such conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.
(4)	If any cash dividend or distribution is made to all or substantially all holders of our common shares, the conversion rate will be adjusted based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our common shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C = the amount in cash per share we distribute to all or substantially all holders of our common shares.
Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of an Aphria Note shall receive, for each $1,000 principal amount of Aphria Notes it holds, at the same time and upon the same terms as holders of our common shares, the amount of cash that such holder would have received if such holder owned a number of our common shares equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common shares, to the extent that the cash and value of any other consideration included in the payment per common share exceeds the average of the last reported sale prices of our common shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,
CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 = the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 = the number of our common shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 = the average of the last reported sale prices of our common shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Aphria Notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Aphria Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day of such observation period.
If we are or one of our subsidiaries is obligated to purchase our common shares pursuant to any such tender or exchange offer described in clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the relevant conversion rate will be readjusted to be such conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.
Notwithstanding the foregoing, if a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date as described above;
•	an Aphria Note is to be converted pursuant to physical settlement or combination settlement;
•
the conversion date for such conversion (in the case of physical settlement) or any trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

•
the consideration due upon such conversion includes any of our common shares in whole based on a conversion rate that is adjusted for such dividend or distribution; and the holder would be entitled to participate in such dividend or distribution on account of such shares, then, notwithstanding anything to the contrary,

•
in the case of physical settlement, the conversion rate adjustment relating to such ex-dividend date will not be made for such conversion, and, instead, the common shares issuable upon such conversion based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution; and

•
in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such trading day, but the common shares issuable upon such conversion will not be entitled to participate in such dividend or distribution.

Except as stated herein, we will not adjust the conversion rate for the issuance of our common shares or any securities convertible into or exchangeable for our common shares or the right to purchase our common shares or such convertible or exchangeable securities.
As used in this section, “ex-dividend date” means the first date on which our common shares trade on the Nasdaq Stock Market (or if our common shares are not then listed on the Nasdaq Stock Market, the principal U.S. national or regional securities exchange on which our common shares are traded or, if our common shares are not then listed on a U.S. national or regional securities exchange, the TSX or the principal Canadian securities exchange on which our common shares are traded or, if our common shares are not then listed on a U.S. national or regional or Canadian securities exchange, the other principal market on which our common shares are listed or admitted for trading), regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share consolidation, as applicable.
Notwithstanding anything to the contrary, if:
•	an Aphria Note is to be converted;
•
the record date or effective date for any event that requires an adjustment to the conversion rate pursuant to the provisions described in clauses (1) through (4), inclusive, above has occurred on or before the conversion date for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date;

•	the consideration due upon such conversion includes any whole common shares; and
•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date, and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date Aphria is otherwise required to deliver or cause to be delivered the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then Aphria will delay the settlement of such conversion until the second business day after such first date.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common shares (or other applicable security) have the right to receive any cash, securities or other property or in which our common shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
Subject to the applicable listing standards of the Nasdaq Stock Market and subject to TSX approval, we are permitted to increase the conversion rate of the Aphria Notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of the Nasdaq Stock Market and subject to TSX approval, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common shares or rights to purchase our common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our common shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”
If Aphria has a rights plan in effect upon conversion of the Aphria Notes into common shares, you will receive, in addition to any common shares received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from our common shares in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if Aphria distributed to all or substantially all holders of our common shares, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Aphria does not currently have a rights plan in effect.
Notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•
upon the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•
upon the issuance of any of our common shares, restricted stock or restricted stock units or options, rights or other derivatives to purchase common shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any of our common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Aphria Notes were first issued (other than any rights plan as described above);

•
upon the repurchase of any of our common shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above, including pursuant to “10b-18” purchases on the Nasdaq Stock Market or other U.S. securities exchange or market or “normal course issuer bids” effected through the facilities of the TSX;

•	solely for a change in the par value of our common shares; or
•	for accrued and unpaid interest, if any.
Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, Aphria may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any Aphria Notes (in the case of physical settlement); (iii) on each trading day of any observation period related to any conversion of Aphria Notes (in the case of cash settlement or combination settlement); (iv) on the effective date of any fundamental change or make-whole fundamental change occurs; (v) if Aphria calls any Aphria Notes for redemption; or (vi) December 1, 2023, in each case, unless the adjustment has already been made. The provisions described in the preceding sentence are referred to herein as the “1% provision.”
In the absence of notice to the contrary, the Trustee (and the conversion agent if not the Trustee) may assume without inquiry that the conversion rate has not been adjusted and that the last conversion rate of which it has knowledge remains in effect.
Recapitalizations, Reclassifications and Changes of our Common Shares
In the case of:
•	any recapitalization, reclassification or change of our common shares (other than changes resulting from a share split or consolidation),
•	any consolidation, merger, arrangement, amalgamation, combination or similar transaction involving us,
•	any sale, lease, exchange or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or
•	any statutory share exchange,
in each case, as a result of which our common shares would be converted into, or exchanged for, shares, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at the effective time of the share exchange event, Aphria, we or the successor or acquiring corporation, as the case may be, will execute with the Trustee a supplemental indenture, without the consent of holders, providing that at and after the effective time of the transaction, the right to convert each $1,000 principal amount of Aphria Notes will be changed into a right to convert such principal amount of Aphria Notes into the kind and amount of shares, stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of our common shares equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”, with each “unit of reference property” meaning the kind and amount of reference property that a holder of one common share is entitled to receive) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Aphria Notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the Aphria Notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any of our common shares that we would have been required to deliver upon conversion of the Aphria Notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of our common shares would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one common share would have received in such share exchange event. If the share exchange event causes our common shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), (i) the reference property into which the Aphria Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common shares and the unit of reference property for purposes of the immediately preceding paragraph will refer to the consideration referred to in clause (i) attributable to one common share the reference property into which the Aphria Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common shares. If the holders of our common shares receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of Aphria Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a

Redemption Period”), multiplied by the price paid per common share in such transaction and (ii) Aphria will satisfy its conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. Aphria will notify holders, the Trustee and the conversion agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination is made.
The supplemental indenture providing that the Aphria Notes will be convertible into reference property will provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares, stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require Aphria to repurchase their Aphria Notes upon a fundamental change as described under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes” below, as the board of directors or a committee thereof reasonably considers necessary by reason of the foregoing. Aphria agrees in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
In addition, notwithstanding the foregoing, if Aphria effects a transaction that would be a spin-off as described in clause (3) under “—Conversion Rate Adjustments” above, but for the fact that it is, for tax, securities law or other reasons, structured as a transaction described in this section “—Recapitalizations, Reclassifications and Changes of Our Common Shares,” and in such transaction (i) the holders of our common shares receive both shares of a new series or class of our common shares (the “new shares”) and shares of the entity being spun off (the “spin-off shares”), and (ii) the rights and privileges of the holders of our common shares are not materially adversely affected, then Aphria may (but is not obligated to), by notice to the holders of the Aphria Notes, the conversion agent and the Trustee prior to the effective date of such transaction, elect to treat the distribution of the spin-off shares as being subject to the adjustment provisions set forth in clause (3) under “—Conversion Rate Adjustments” above and the distribution of the new shares as being subject to this section “—Recapitalizations, Reclassifications and Changes of Our Common Shares,” as if the distribution of the spin-off shares was in a separate transaction subject only to such clause (3).
Adjustments of Prices
Whenever any provision of the Indenture requires Aphria to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “share price” for purposes of a make-whole fundamental change or for purposes of determining whether Aphria may issue a notice of redemption), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period
If (i) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the Aphria Notes and a holder elects to convert its Aphria Notes in connection with such make-whole fundamental change or (ii) Aphria issues a notice of redemption as set forth under “—Optional Redemption” or “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” calling any Aphria Notes for redemption and a holder elects to convert its Aphria Notes with a conversion date occurring during the related redemption period, Aphria will, in each case, under the circumstances described below, increase the conversion rate for the Aphria Notes so surrendered for conversion by a number of additional common shares (the “additional shares”), as described below. A conversion of Aphria Notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).
Upon surrender of Aphria Notes for conversion in connection with a make-whole fundamental change or of Aphria Notes with a conversion date occurring during the related redemption period, Aphria will, at its option, satisfy its conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our common shares in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, then, for any conversion of Aphria Notes with a conversion date occurring on or after the effective date of such make-whole fundamental change, the conversion obligation will be deemed to be an amount of cash per $1,000 principal amount of converted Aphria Notes equal to the conversion rate on such conversion date (including any increase to reflect the additional shares as described in this section), multiplied by the “share price” (as defined below) for such make-whole fundamental change. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. Aphria will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than the business day after the effective date.
The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) or the redemption notice date, as applicable, and the price (the “share price”) paid (or deemed to be paid) per common share in the make-whole fundamental change or on the redemption notice date in the manner set forth in this paragraph. If the holders of our common shares receive in exchange for their common shares only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change that constitutes a common share change event, the reference property of which, the share price will be the cash amount paid per share. In all other cases, the share price will be the average of the last reported sale prices of our common shares over the five consecutive trading days ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the redemption notice date, as the case may be. In the event that a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the Aphria Notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Aphria Notes is otherwise adjusted. The adjusted share prices will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Aphria Notes for each share price and effective date or redemption notice date, as applicable, as adjusted pursuant to the terms of the Arrangement, set forth below:
Effective Date/ Redemption Notice Date	Share price
	$9.33	$10.14	$11.20	$13.12	$14.56	$17.90	$23.86	$29.83	$35.80	$41.76	$47.73
April 23, 2019	17.8623	17.8623	16.1922	11.6565	9.3434	5.7401	2.7159	1.3239	0.4573	0.1807	0.0000
June 1, 2020	17.8623	17.8623	15.5045	10.9251	8.6358	5.1702	2.3891	1.1462	0.3595	0.1352	0.0000
June 1, 2021	17.8623	17.8623	14.4328	9.8127	7.5915	4.3656	1.9491	0.9182	0.2505	0.0897	0.0000
June 1, 2022	17.8623	16.7819	12.7537	8.1061	6.0251	3.2314	1.3917	0.6567	0.1304	0.0466	0.0000
June 1, 2023	17.8623	14.3268	9.8957	5.3099	3.5656	1.6446	0.7338	0.3751	0.0652	0.0346	0.0000
June 1, 2024	17.8623	9.2883	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share price or effective date or redemption notice date may not be set forth in the table above, in which case:
•
if the share price is between two share prices in the table or the effective date or redemption notice date, as applicable, is between two dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the share price is greater than $47.73 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate;

•
if the share price is less than $9.33 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Aphria Notes exceed 107.17392364 common shares, as adjusted pursuant to the terms of the Arrangement, subject to further adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for Aphria Notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes
If a “fundamental change” (as defined below in this section) occurs at any time, Aphria will be required to offer to repurchase for cash all of the outstanding Aphria Notes in integral multiples of $1,000 principal amount at the fundamental change repurchase price. The fundamental change repurchase date will be a date specified by Aphria that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.
The fundamental change repurchase price Aphria is required to pay will be equal to 100% of the principal amount of the Aphria Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case Aphria will instead pay, on or, at its election, before such interest payment date, the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Aphria Notes to be repurchased).
A “fundamental change” will be deemed to have occurred at the time after the Aphria Notes are originally issued if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)
the consummation of (A) any recapitalization, reclassification or change of our common shares (other than changes resulting from a share split or consolidation) as a result of which our common shares would be converted into, or exchanged for, shares, stock, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of us pursuant to which our common shares will be converted into cash, securities or other property or assets; or (C) any sale, lease, exchange or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)	our common shares (or other common shares underlying the Aphria Notes) ceases to be listed or quoted on any of the Nasdaq Stock Market or the TSX (or any of their respective successors).
A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of common shares that are listed or quoted on any of the Nasdaq Stock Market or the TSX (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Aphria Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).
If any transaction in which our common shares are replaced by the common shares or other common equity of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above will instead be references to such other entity.
On or before the 20th business day after the occurrence of a fundamental change, Aphria will provide to all holders of the Aphria Notes and the Trustee, conversion agent and paying agent (if other than the Trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state, among other things:
•	the events causing a fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate as a result of such fundamental change (or related make-whole fundamental change);
•
that the Aphria Notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the repurchase notice in accordance with the terms of the Indenture; and

•	the procedures that holders must follow to require Aphria to repurchase their Aphria Notes.
Simultaneously with providing such notice, Aphria will publish the information on its website or through such other public medium as it may use at that time.
To exercise the fundamental change repurchase right, holders of certificated notes must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the Aphria Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:
•	the certificate numbers of your Aphria Notes to be delivered for repurchase;
•	the portion of the principal amount of Aphria Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the Aphria Notes are to be repurchased by Aphria pursuant to the applicable provisions of the Aphria Notes and the Indenture.

If the Aphria Notes are not in certificated form, to exercise the fundamental change repurchase right, holders must surrender their Aphria Notes in accordance with applicable DTC procedures.
Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal will state:
•	the principal amount of the withdrawn Aphria Notes, which must be in $1,000 or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn Aphria Notes; and
•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.
If the Aphria Notes are not in certificated form, holders may withdraw their Aphria Notes subject to repurchase in accordance with applicable DTC procedures.
Aphria will be required to repurchase the Aphria Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the Aphria Notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Aphria Notes on the fundamental change repurchase date, then, with respect to the Aphria Notes that have been properly surrendered for repurchase and have not been validly withdrawn:
•
the Aphria Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Aphria Notes is made or whether or not the Aphria Notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, Aphria will, if required:
•
comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, and any requirements of Canadian Securities Laws that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act and all materials required under applicable U.S. and Canadian Securities Laws or other applicable laws; and
•	otherwise comply with all U.S. federal and state and Canadian Securities Laws in connection with any offer by Aphria to repurchase the Aphria Notes, in each case, so as to permit the rights and obligations under this “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes” to be exercised in the time and in the manner specified in the Indenture.
No Aphria Notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the Aphria Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by Aphria in the payment of the fundamental change repurchase price with respect to such Aphria Notes).
The repurchase rights of the holders could discourage a potential acquirer of Aphria. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of Aphria by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect Aphria’s financial condition. In addition, the requirement that Aphria offers to repurchase the Aphria Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Aphria.
The definition of fundamental change includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the consolidated assets of Aphria and its subsidiaries. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Aphria Notes to require Aphria to repurchase its Aphria Notes as a result of the sale, lease, exchange or other transfer of less than all of the consolidated assets or Aphria and its subsidiaries may be uncertain.
If a fundamental change were to occur, Aphria may not have enough funds to pay the fundamental change repurchase price. Aphria’s ability to repurchase the Aphria Notes for cash may be limited by restrictions on its ability to obtain funds for such repurchase through dividends from its subsidiaries, the terms of its then existing borrowing arrangements or otherwise. See “Risk factors—Risks Related to the Aphria Notes—We may not have the ability to raise the funds necessary to settle conversions of the Aphria Notes in cash or to repurchase the Aphria Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Aphria Notes.” If Aphria fails to repurchase the Aphria Notes when required following a fundamental change, it will be in default under the Indenture. In addition, Aphria has, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require Aphria to repurchase its indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger, Arrangement, Amalgamation and Sale of Assets
The Indenture provides that we shall not consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of Canada, any province or territory thereof, or the United States, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the Aphria Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture. Upon any such consolidation, merger, arrangement, amalgamation or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) will succeed to, and may exercise every right and power of, ours under the Indenture, and we will be discharged from our obligations under the Aphria Notes and the Indenture except in the case of any such lease.
Although these types of transactions will be permitted under the Indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require Aphria to repurchase the Aphria Notes of such holder as described above.
Events of Default
Each of the following is an event of default with respect to the Aphria Notes:
(1)	default in any payment of interest on any Aphria Note when due and payable and the default continues for a period of 30 consecutive days;
(2)	default in the payment of principal of any Aphria Note when due and payable at its stated maturity, upon any redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)
Aphria’s failure to comply with its obligation to convert the Aphria Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three (3) business days;

(4)
Aphria’s failure to give (i) a fundamental change notice as described under “—Fundamental Change Requires Aphria to Offer to Repurchase Aphria Notes,” (ii) notice of a make-whole fundamental change as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period” or (iii) notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due;

(5)	Aphria’s failure to comply with its obligations under “—Consolidation, Merger, Arrangement, Amalgamation and Sale of Assets”;
(6)
Aphria’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Aphria Notes then outstanding has been received to comply with any of its other agreements contained in the Aphria Notes or Indenture;

(7)	default by Aphria or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of Aphria and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable, at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
(8)	certain events of bankruptcy, insolvency, or reorganization of Aphria or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or
(9)
a final judgment or judgments for the payment in excess of $15,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) in the aggregate rendered against Aphria or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default (other than an event of default described in clause (8) above with respect to Aphria) occurs and is continuing, the Trustee by notice to Aphria, or the holders of at least 25% in principal amount of the outstanding Aphria Notes by notice to Aphria and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Aphria Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, with respect to Aphria described in clause (8) above, 100% of the principal of and accrued and unpaid interest on the Aphria Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
Notwithstanding the foregoing, the Indenture will provide that, if Aphria so elects, the sole remedy for an event of default under the Indenture relating to Aphria’s failure to comply with its obligations as set forth under “—Reports” below, will, for the first 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Aphria Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Aphria Notes outstanding for each day during the first 90 days during which such event of default is continuing, beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the Aphria Notes outstanding from the 91st day to, and including the 180th day following the occurrence of an event of default, so long as such event of default is continuing.
If Aphria so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Aphria Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Aphria Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Aphria Notes in the event of the occurrence of any other event of default. In the event Aphria does not elect to pay the additional interest following an event of default in accordance with this paragraph or Aphria elected to make such payment but does not pay the additional interest when due, the Aphria Notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, Aphria must notify all holders of Aphria Notes, the Trustee and the paying agent in writing of such election prior to the beginning of such 180-day period. Upon Aphria’s failure to timely give such notice, the Aphria Notes will be immediately subject to acceleration as provided above.
Any additional interest payable as the remedy for an event of default relating to the failure to comply with Aphria’s reporting obligations shall be in addition to, and not in lieu of, any additional interest payable pursuant to the provisions described under “—Registration Rights.”
If any portion of the amount payable on the Aphria Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion. In addition, interest may not be payable in certain bankruptcy or insolvency proceedings.

The holders of a majority in principal amount of the outstanding Aphria Notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Aphria Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Aphria Notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder will have the right to institute suit for the enforcement of its right to receive payment or delivery, as the case may be, of:
•	the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•
the consideration due upon conversion of its Aphria Notes, on or after the respective due dates expressed or provided for in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the Indenture or the Aphria Notes unless:
(1)	such holder has previously given the Trustee notice in writing that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding Aphria Notes have requested in writing the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense (including the Trustee’s legal costs and expenses);
(4)	the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of such security or indemnity; and
(5)
the holders of a majority in principal amount of the outstanding Aphria Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Aphria Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
The Indenture will provide that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security and/or indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action (including the Trustee’s legal costs and expenses).
The Indenture will provide that if a default occurs, is continuing, and is actually known to the Trustee, the Trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any Aphria Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the Trustee determines in good faith that withholding notice is in the interests of the holders. In addition, Aphria is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. Aphria is also required to deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events that would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.
Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
Modification and Amendment
Subject to certain exceptions, the Indenture or the Aphria Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Aphria Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Aphria Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Aphria Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Aphria Notes). However, without the consent of each holder of an outstanding Aphria Note affected, no amendment or supplement may, among other things:
(1)	reduce the principal amount of Aphria Notes whose holders must consent to an amendment;
(2)	reduce the rate of or extend the stated time for payment of interest on any Aphria Note;
(3)	reduce the principal of or extend the stated maturity of any Aphria Note;
(4)	make any change that adversely affects the conversion rights of any Aphria Notes;
(5)
reduce the redemption price or the fundamental change repurchase price of any Aphria Note or amend or modify in any manner adverse to the holders of Aphria Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any Aphria Note payable in money, or at a place of payment, other than that stated in the Aphria Note;
(7)	change the ranking of the Aphria Notes;
(8)
impair the right of any holder to receive payment of principal and interest on such holder’s Aphria Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Aphria Notes; or

(9)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
Notwithstanding anything to the contrary described in the prior paragraph, without the consent of any holder, Aphria and the Trustee may amend or supplement the Indenture or the Aphria Notes to:
(1)	cure any ambiguity, omission, defect or inconsistency in such Indenture;
(2)	provide for the assumption by a successor corporation of its obligations under the Indenture;
(3)	add guarantees with respect to the Aphria Notes;
(4)	secure the Aphria Notes;
(5)	add to its covenants or events of default for the benefit of the holders or surrender any right or power conferred upon it under the Indenture;
(6)	make any change that does not adversely affect the rights of any holder;
(7)	increase the conversion rate as provided in the Indenture;
(8)	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;
(9)	in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of our Common shares” above, provide that the Aphria Notes are convertible in the manner described therein, and make certain related changes to the terms of the Aphria Notes to the extent expressly required by the Indenture;
(10)	comply with the rules of DTC or any other applicable depositary, so long as such amendment does not materially and adversely affect the rights of any holder of Aphria Notes; or
(11)
conform the provisions of the Indenture to the “Description of Notes” section in the offering memorandum relating to the initial offering of the Aphria Notes, as supplemented by the related pricing term sheet (as provided for in an officer’s certificate delivered by Aphria to the Trustee).

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the Indenture becomes effective, Aphria is required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Voting
In determining whether the holders of the requisite aggregate principal amount of Aphria Notes have concurred in any direction, consent, waiver or other action under the Indenture, Aphria Notes that are owned by us, by any of our subsidiaries or by any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our subsidiaries shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Aphria Notes so owned that have been pledged in good faith may be regarded as outstanding for such purposes if the pledgee shall establish its right to so act with respect to such Aphria Notes and that the pledgee is not us, one of our subsidiaries or a person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with us or one of our subsidiaries.
Discharge
Aphria may satisfy and discharge its obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Aphria Notes or by depositing with the Trustee or paying agent or delivering to the holders, as applicable, after the Aphria Notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or common shares (or other reference property), solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Aphria Notes and paying all other sums payable under the Indenture by Aphria. Such discharge is subject to terms contained in the Indenture.
Calculations in Respect of Aphria Notes
Except as otherwise provided above, Aphria will be responsible for making all calculations called for under the Indenture and the Aphria Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common shares, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the Aphria Notes, currency exchange rates and the conversion rate of the Aphria Notes. Aphria will make all these calculations in good faith and in a commercially reasonable manner and, absent manifest error, its calculations will be final and binding on holders of Aphria Notes. Aphria will provide a schedule of its calculations to each of the Trustee, the paying agent, the registrar and the conversion agent, and each of the Trustee and the conversion agent is entitled to rely conclusively upon the accuracy of Aphria’s calculations without independent verification. The Trustee or calculation agent will forward Aphria’s calculations to any holder of Aphria Notes upon the request of that holder. For the avoidance of doubt, neither the Trustee nor the conversion agent shall be responsible for making any of the calculations described herein.
Reports
The Indenture will provide that any financial statements, management discussion and analysis, annual information form, material change report and business acquisition report that Aphria is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or that Aphria, as a “reporting issuer” under Canadian Securities Laws, is required to file with any “CSA” (including Management’s Discussion & Analysis, but excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC or any CSA, as the case may be) must be filed by us with the Trustee within 15 days after the same are required to be filed with the SEC or such CSA, as the case may be (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule) or provided under applicable Canadian securities laws, as applicable). Documents filed by us with the SEC via EDGAR or with any CSA via “SEDAR” (or their respective successor systems) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR or SEDAR (or their respective successor systems), as applicable, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Rule 144A Information
At any time we are not subject to Section 13 or 15(d) of the Exchange Act, and not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, Aphria will, so long as any of the Aphria Notes or any of our common shares issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Aphria Notes or any of our common shares issuable upon conversion of such Aphria Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Aphria Notes or our common shares pursuant to Rule 144A under the Securities Act.
Trustee
GLAS Trust Company LLC is the Trustee, registrar, paying agent and conversion agent. GLAS Trust Company LLC, in each of its capacities, including without limitation as Trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning Aphria or its affiliates or any other party contained in this document or the related documents or for any failure by Aphria or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Aphria may maintain business relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The Indenture provides that it and the Aphria Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Aphria Notes, will be governed by and construed in accordance with the laws of the State of New York.
Registration Rights
In connection with the offering of the Aphria Notes, Aphria entered into a registration rights agreement with the initial purchasers, pursuant to which Aphria filed, on August 23, 2019, a preliminary short form base shelf prospectus (the “preliminary MJDS prospectus”) with the Ontario Securities Commission (the “OSC”), as principal regulator, and with each of the securities commissions or securities regulatory authorities in each of the provinces of Canada, other than the Province of Québec, and a registration statement on Form F-10 (of which the preliminary MJDS prospectus forms a part) with the SEC under the Securities Act. Aphria filed on November 13, 2019 a preliminary short form base shelf prospectus in the Province of Quebec and the territories of Canada and an amended and restated preliminary short form base shelf prospectus in all of the other provinces of Canada amending and restating the preliminary short form base shelf prospectus dated August 23, 2019, and an amended registration statement on Form F-10 with the SEC under the Securities Act. Aphria filed, on November 22, 2019, a final short form base shelf prospectus with the Canadian securities commissions in each of the provinces and territories of Canada (the “MJDS prospectus”) and an amended registration statement on Form F-10 (of which the MJDS prospectus forms a part) (the “U.S. registration statement” and together with the MJDS prospectus and the supplement (as defined below), each as amended, supplemented or otherwise modified from time to time, are referred to as the “resale documents”) with the SEC under the Securities Act, providing for, among other things, the resale of registrable securities (as defined below) by the holders thereof (each, a “selling securityholder”) of certain securities.

The OSC issued a final receipt for the MJDS Prospectus, on November 22, 2019, which receipt also evidenced the deemed receipt of each of the other Canadian securities commissions, and caused the U.S. registration statement to become effective in the United States on November 26, 2019. On November 13, 2020, Aphria filed an amended and restated short form base shelf prospectus with the Canadian securities commissions in each of the provinces and territories of Canada amending and restating the short form base shelf prospectus dated November 22, 2019 to increase the size of offerings available under the shelf by US$50 million. The OSC issued a receipt for the amendment to the MJDS Prospectus on November 19, 2020, which receipt also evidenced the deemed receipt of each of the other Canadian securities commissions, and caused the U.S. registration statement to become effective in the United States on November 23, 2020.
Pursuant to the terms of the Arrangement, Aphria has become a wholly-owned subsidiary of Tilray. This registration statement is being filed to provide for the continued registration of the Aphria Notes and resale of the Aphria Notes and our common shares issuable upon the conversion thereof, upon the request of the selling securityholders.
Aphria will use its commercially reasonable efforts to not allow the resale documents to lapse or to keep the resale documents effective, as applicable, until the earliest to occur of:
•	the date all of the registrable securities have been sold pursuant to the resale documents; and
•	the date no registrable securities remain outstanding.
When we use the term “registrable securities” in this section, we are referring to the Aphria Notes and the common shares issuable upon conversion of the Aphria Notes until the resale of such securities pursuant to one of the resale documents or pursuant to Rule 144 under the Securities Act.
Aphria may suspend the use of the resale documents under certain circumstances relating to other offerings, the acquisition or divestiture of assets, pending corporate developments and similar events. Any suspension period shall not:
•	exceed 45 days in any 90-day period; or
•	an aggregate of 90 days for all periods in any 12-month period.
Notwithstanding the foregoing, Aphria will not suspend the use of the resale documents during any redemption period. Aphria will pay additional interest on any interest payment date to the holders of Aphria Notes and the common shares issued upon conversion of the Aphria Notes if the resale documents are not timely filed or made effective or if the resale documents are unavailable for periods in excess of those permitted above. Such additional interest will accrue until the date prior to the day the default is cured at a rate per year equal to:
•
on the Aphria Notes that are registrable securities (i) at an annual rate of 0.25% of the aggregate principal amount of such Aphria Notes outstanding for the first 90 days and (ii) thereafter at an annual rate of 0.50% of the aggregate principal amount of such Aphria Notes outstanding; and

•
on the common shares that have been issued upon conversion of the Aphria Notes and that are registrable securities (i) at an annual rate of 0.25% of the corresponding principal amount of Aphria Notes that were so converted and (ii) thereafter at an annual rate equal to 0.50% of the corresponding principal amount of Aphria Notes that were so converted.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Aphria Notes and will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with Aphria’s reporting obligations as described under “—Events of Default.”
A holder who elects to sell registrable securities pursuant to the resale documents will be required to:
•	be named as a selling securityholder in the supplement;
•	provide a completed notice and questionnaire and a non-issuer submission to jurisdiction and appointment of agent for service of process;
•	deliver the supplement to purchasers; and
•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Pursuant to its registration rights obligations, Aphria will:
•	pay all expenses related to the resale documents;
•	provide each selling securityholder named in the supplement copies of the supplement as such selling securityholder may reasonably request;
•	notify selling securityholders when the applicable supplement is filed or the resale documents have become effective, as applicable; and
•	take other reasonable actions as are required to permit unrestricted resales of the registrable securities in accordance with the terms and conditions of the registration rights agreement.
The plan of distribution under the resale documents will permit resales of the registrable securities by selling securityholders though brokers and dealers.
In order to be named as a selling securityholder in the supplement, you must sign, complete and deliver a questionnaire and a non-issuer submission to jurisdiction and appointment of agent for service of process to us in accordance with the instructions we will send you. If you do not complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling securityholder in the supplement and will not be permitted to sell your registrable securities pursuant to resale documents. Upon receipt of the completed notice and questionnaire, together with any other information as may be reasonably requested by us from a holder of registrable securities following the filing of the supplement, we will, within 20 days after the date of receipt of such notice and questionnaire, or if the use of the resale documents is suspended at the time of receipt, within 20 days after the expiration of the suspension, file the amendments to the resale documents or supplements to the resale documents or other documents as are necessary to permit the holder to deliver the supplement to purchasers of registrable securities (subject to our right to suspend the use of the resale documents as described above).
This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.
Enforceability of Judgments
Since a substantial portion of Aphria’s consolidated operating assets are situated outside the United States, any judgment obtained in the United States against it, including judgments with respect to the payment of principal, interest, Additional Amounts, the redemption price, any fundamental change repurchase price or conversion consideration due with respect to the Aphria Notes may not be collectible within the United States.
We have been informed by our Canadian counsel that the laws of the Province of Ontario permit an action to be brought before a court of competent jurisdiction in the Province of Ontario (each such court, a “Canadian Court”), in each case, to recognize and enforce a final and conclusive in personam judgment against the judgment debtor of any federal or state court located in the Borough of Manhattan in The City of New York (a “New York Court”) that is not impeachable as void or voidable under the laws of the State of New York for a sum certain if: (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the applicable Canadian Court (and submission by us in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose; provided that the provisions of the Indenture concerning service of process are complied with); (ii) such judgment (A) was not obtained by fraud or in a manner contrary to natural justice in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy as the term is understood under the laws of the Province of Ontario or (B) is not inconsistent with an order made under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes, as applicable; (iii) such judgment does not enforce foreign revenue or other laws of a public nature, such as penal or expropriation laws; (iv) the action to enforce such judgment is commenced within applicable limitation periods; (v) such judgment has not been satisfied and is not void or voidable under the laws of the State of New York; (vii) such judgement is not under appeal or there is no other subsisting judgment in any jurisdiction relating to the same cause of action as such New York judgment (in which case the applicable Canadian Court has the discretion to stay or decline to hear such action on the New York judgment; provided that, notwithstanding the foregoing, any judgment rendered by an applicable Canadian Court may only be issued in Canadian dollars and any action in an applicable Canadian Court may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.
In addition, under the Currency Act (Canada), a Canadian Court may render judgment for a sum of money only in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent of such foreign currency.
Consent to Jurisdiction and Service
Pursuant to the Indenture, Aphria appointed CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture and the Aphria Notes and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York. In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Aphria Notes, in the Indenture, Aphria irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.
Currency Indemnity
U.S. dollars are the sole currency of account and payment for all principal, interest and cash for fractional shares due upon conversion (or damages) payable by us under or in connection with the Aphria Notes. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in our winding-up or dissolution or otherwise) by any holder of an Aphria Note in respect of any principal, interest or cash for fractional shares due upon conversion (or damages) to be due to it from Aphria will only constitute a discharge to Aphria to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Aphria Note, Aphria will indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will, by accepting an Aphria Note, be deemed to have agreed to repay such excess. In any event, Aphria will indemnify the recipient against the cost of making any such purchase.
Book-Entry, Settlement and Clearance
The Global Aphria Notes
The Aphria Notes were initially issued in the form of registered notes in global form, without interest coupons (the “global Aphria Notes”). Upon issuance, each of the global Aphria Notes were deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global Aphria Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•
upon deposit of a global Aphria Note with DTC’s custodian, DTC will credit portions of the principal amount of the global Aphria Note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in a global Aphria Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global Aphria Note).

Beneficial interests in global Aphria Notes may not be exchanged for Aphria Notes in physical, certificated form except in the limited circumstances described below.
The global Aphria Notes and beneficial interests in the global Aphria Notes will be subject to restrictions on transfer as described under “Transfer Restrictions.”

Book-Entry Procedures for the Global Aphria Notes
All interests in the global Aphria Notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Aphria Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither Aphria, we, nor the Trustee, paying agent, conversion agent or the initial purchasers, are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global Aphria Note, that nominee will be considered the sole owner or holder of the Aphria Notes represented by that global Aphria Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global Aphria Note:
•	will not be entitled to have Aphria Notes represented by the global Aphria Note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the Aphria Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global Aphria Note must rely on the procedures of DTC to exercise any rights of a holder of Aphria Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the Trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.
Payments of principal and interest with respect to the Aphria Notes represented by a global Aphria Note will be made by the paying agent to DTC’s nominee as the registered holder of the global Aphria Note. Neither Aphria, the Trustee nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global Aphria Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global Aphria Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes
A global Aphria Note will be exchanged, pursuant to customary procedures, for one or more registered physical notes only if:
•	DTC notifies Aphria at any time that it is unwilling or unable to continue as depositary for such global Aphria Note and a successor depositary therefor is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;
•
an event of default with respect to the Aphria Notes has occurred and is continuing and any owner of a beneficial interest in such global Aphria Note requests that its Aphria Notes be issued in physical, certificated form; or

•
Aphria, in its sole discretion, permits the exchange of any beneficial interest in such global Aphria Note for one or more physical, certificated notes at the request of the owner of such beneficial interest.

DESCRIPTION OF GUARANTEE
Subject to the provisions described below, Tilray absolutely, irrevocably and unconditionally guarantees to each holder of the Aphria Notes and to the Trustee the full and punctual payment (whether at an installment date or the maturity date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest and all other amounts that may come due and payable under each Aphria Note and the full and punctual payment of all other amounts payable by Aphria under the Indenture as they come due. Upon failure by Aphria to pay punctually any such amount, Tilray shall, without duplication, forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture. The guarantee constitutes a direct, general, and unconditional primary obligation of Tilray which will at all times rank at least pari passu with all other present and future senior unsecured obligations of Tilray, except for such obligations as may be preferred by provisions of law that are both mandatory and of general application.
To the extent permitted by applicable law, the obligations of Tilray under the Indenture with respect to the guarantee are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
•	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Aphria under the Indenture or any Aphria Note, by operation of law or otherwise;
•	any modification or amendment of or supplement to the Indenture or any Aphria Note;
•
any change in the corporate existence, structure or ownership of Aphria, or any insolvency, bankruptcy, reorganization, plan of arrangement or other similar proceeding affecting Aphria or its assets or any resulting release or discharge of any obligation of Aphria contained in the Indenture or any Aphria Note;

•
the existence of any claim, set-off or other rights which Tilray may have at any time against Aphria, the Trustee or any other person, whether in connection with the Indenture or any unrelated transactions, provided, that nothing in the Indenture prevents the assertion of any such claim by separate suit or compulsory counterclaim;

•
any invalidity or unenforceability relating to or against Aphria for any reason of the Indenture or any Aphria Note, or any provision of applicable law purporting to prohibit the payment by Aphria of the principal of or interest on any Aphria Note or any other amount payable by Aphria under the Indenture;

•
any other act or omission to act or delay of any kind by Aphria, the Trustee or any other person or any other circumstance whatsoever which might, but for the provisions of the Indenture described in this paragraph, constitute a legal or equitable discharge of or defense to any of Tilray’s obligations under the Indenture; or

•
any defenses (other than full and unconditional payment) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Indenture.

Discharge Reinstatement
Subject to the Indenture, Tilray’s obligations under the Indenture will remain in full force and effect until the principal of, premium (if any), and interest on the Aphria Notes and all other amounts payable by Aphria under the Indenture have been indefeasibly paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Aphria Note or any other amount payable by Aphria under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, arrangement or reorganization of Aphria or otherwise, Tilray’s obligations under the Indenture with respect to such payment will be reinstated as though such payment had been due but not made at such time.
Waiver by Tilray
To the extent permitted by applicable law, Tilray has unconditionally and irrevocably waived acceptance of the Indenture, presentment, demand, protest and any notice not provided for in the Indenture, as well as any requirement that at any time any action be taken by any person against Aphria or any other person. The guarantee constitutes a guarantee of payment and not of collection.

To the extent permitted by applicable law, Tilray has expressly waived, irrevocably and unconditionally:
•
any right it may have to first require any holder of the Aphria Notes to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from Aphria or any other person (including Tilray or any other guarantor) before claiming it under the Indenture; and

•
any right to which it may be entitled to have the assets of Aphria or any other person (including any other guarantor) first be used, applied or depleted as payment of Aphria’s or Tilray’s obligations under the Indenture, prior to any amount being claimed from or paid by Tilray thereunder.

Subrogation and Contribution
Upon making any payment with respect to any obligation of Aphria under the Indenture, Tilray will be subrogated to the rights of the payee against Aphria with respect to such obligation; provided, however, that Tilray shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) interest, additional amounts on all Aphria Notes and any other amounts due under the Indenture shall have been paid in full.
Stay of Acceleration
If acceleration of the time for payment of any amount payable by Aphria under the Indenture or the Aphria Notes is stayed upon the insolvency, bankruptcy or reorganization of Aphria, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by Tilray forthwith on demand by the Trustee.
Release of Tilray
The guarantee of Tilray under the Indenture will automatically and unconditionally be released without the need for any action by any party:
•	upon a liquidation or dissolution of Tilray; and
•	upon payment in full of the aggregate principal amount of all Aphria Notes then outstanding and all other obligations under the Indenture and the Aphria Notes then due and owing.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder (as defined below) arising from (1) the acquisition, ownership, conversion, and disposition of an Aphria Note acquired in this offering, (2) the ownership and disposition of shares of Tilray Common Stock acquired upon a conversion of such an Aphria Note, the SW Shares, the Additional Shares and the Warrant Shares (collectively referred to herein as common shares).
This summary is for general information purposes only and does not purport to be a complete analysis of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the acquisition, ownership, conversion, and disposition of Aphria Notes or common shares. This summary only applies to U.S. Holders that acquired Aphria Notes and any common shares as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Aphria Notes or common shares. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Each U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state and local, and foreign tax consequences of the acquisition, ownership, and disposition of Aphria Notes or common shares.
Scope of this Summary
This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the Internal Revenue Service (the “IRS”), published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect, as of the date of this offering memorandum. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. We have not requested, and will not request, a ruling or other guidance from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Aphria Notes and/or common shares that is (a) an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes, (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state in the United States, or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.
Also, for purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of Aphria Notes or common shares, as the case may be, who is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Aphria Notes or common shares, the U.S. federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, conversion and disposition of Aphria Notes and/or common shares.
This summary does not address the tax treatment of U.S. Holders that are subject to special provisions under the Code, including: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers insecurities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar;

(e) U.S. Holders that are liable for the alternative minimum tax under the Code; (f) U.S. Holders that own Aphria Notes or common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (g) U.S. expatriates and former citizens or long-term residents of the United States ; (h) U.S. Holders that own (directly, indirectly, or by attribution) 10% or more, by voting power or value, of our outstanding shares; or (i) “controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax; (j) U.S. Holders that are required to accelerate the recognition of any item of gross income with respect to common shares as a result of such income being recognized on an applicable financial statement. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, are urged to consult their own tax advisor regarding the U.S. federal, state and local, and foreign tax consequences of the acquisition, ownership, conversion, and disposition of Aphria Notes and/or common shares.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS THE U.S. STATE AND LOCAL, U.S. FEDERAL ESTATE AND GIFT, U.S. ALTERNATIVE MINIMUM TAX OR FOREIGN TAX CONSEQUENCES TO U.S. HOLDERS OF THE ACQUISITION, OWNERSHIP, CONVERSION AND DISPOSITION OF APHRIA NOTES AND/OR COMMON SHARES. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. STATE AND LOCAL, U.S. FEDERAL ESTATE AND GIFT, AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, CONVERSION AND DISPOSITION OF APHRIA NOTES AND/OR COMMON SHARES.
U.S. HOLDERS
The Aphria Notes
Interest
For U.S. federal income tax purposes, interest (including additional amounts, if any) on an Aphria Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. In general, any Canadian withholding tax imposed on interest payments in respect of the Aphria Notes will be treated as a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability (or, at a U.S. Holder’s election, may, in certain circumstances, be deducted in computing taxable income). Interest paid on the Aphria Notes will be included in a U.S. Holder’s income and treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. U.S. Holders should consult their own tax advisors with respect to the amount of foreign taxes that can be claimed as a credit.
Market Discount
A U.S. Holder who did not purchase Aphria Notes at the original issue price as part of their original issuance may be affected by the market discount provisions of the Code. For this purpose, and subject to a de minimis exception, the market discount on an Aphria Note generally will equal the amount, if any, by which the stated principal amount of the Aphria Note exceeds the adjusted tax basis in that Aphria Note when purchased. Subject to a limited exception, if a U.S. Holder does not make an election to include market discount in income currently as it accrues, any principal amount received or gain recognized on the disposition of a note generally will be treated as ordinary income to the extent of any accrued market discount on the note. The election to include market discount in income over the life of the note, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (“IRS”). In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at a U.S. Holder’s election, under a constant yield method. If a U.S. Holder acquires a note at a market discount and does not elect to include accrued market discount in income over the life of the note, such U.S. Holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until the note is disposed of in a taxable transaction. The rules regarding market discount are complex, so U.S. Holders should consult their tax advisors regarding how these rules may apply to their circumstances.

Premium
If a U.S. Holder purchases an Aphria Note for an amount in excess of its stated principal amount plus accrued interest, such U.S. Holder will be considered to have purchased the Aphria Note at a “premium.” A U.S. Holder who purchases a note at a premium generally may elect to amortize that premium from the purchase date to the note’s maturity date under a constant yield method. Amortizable premium, however, will not include any premium attributable to a note’s conversion feature. The premium attributable to the conversion feature is the excess, if any, of the note’s purchase price over what the note’s fair market value would be if there were no conversion feature. Amortized premium, which reduces a U.S. Holder’s basis in the note, can only offset interest income on a note and may not be deducted against other income. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The rules regarding premium are complex, U.S. Holders should consult their tax advisors regarding how these rules may apply to their circumstances.
Additional Payments
In certain circumstances, as described above under “Description of Convertible Notes—Registration Rights” and “Description of Convertible Notes—Events of Default,” additional payments may be made with respect to the Aphria Notes in excess of the stated principal and interest. These additional payments could subject the Aphria Notes to the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the date of issuance, the likelihood of such contingencies occurring is remote or incidental. We believe and intend to take the position that the likelihood of occurrence of the circumstances requiring any such additional payments is “remote” within the meaning of applicable Treasury Regulations and that the Aphria Notes should not be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Our determination that such contingencies are remote is binding on U.S. Holders for federal income tax purposes unless they disclose their contrary position in a timely filed tax return for the taxable year in which they acquire an Aphria Note. However, our determination is not binding on the IRS, and if the IRS were to challenge this position successfully, and the Aphria Notes were treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income on the Aphria Notes in excess of stated interest and to treat any gain recognized on the sale or other disposition of an Aphria Note (including conversion into stock) as ordinary income rather than as capital gain. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Aphria Notes. The remainder of this discussion assumes that the Aphria Notes are not treated as contingent payment debt instruments.
Make-Whole Increase in Conversion Rate
If certain events occur and a U.S. Holder elects to convert some or all of its Aphria Notes, we will increase the conversion rate for the Aphria Notes so surrendered for conversion, as described in “Description of Convertible Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or During a Redemption Period.” Upon surrender of Aphria Notes for conversion in connection with a Make-Whole Increase in Conversion Rate, we will, at our option, satisfy our conversion obligation by payment of cash, our common shares, or any combination thereof. The U.S. federal income tax treatment of a Make-Whole Increase in Conversion Rate also is unclear. Satisfaction of our conversion obligation, enlarged by an increase in the conversion rate of the Aphria Note being converted, by payment of additional cash, our common shares, or any combination thereof, could be characterized as additional consideration, in which case U.S. Holders will be taxed in the manner described below under “Sale, Exchange, Redemption or Other Taxable Disposition of the Aphria Notes or Conversion Solely for Cash,” “Conversion of the Aphria Notes Solely into Common Shares,” or “Conversion of the Aphria Notes for Cash and Common Shares,” as applicable. Alternatively, the payment of additional cash, our common shares, or any combination thereof, may be treated as a fee or other payment of additional interest, in either case taxable as ordinary income, or as constructive dividends taxable as described below under “Constructive Dividends.”

The U.S. federal income tax treatment of the Make-Whole Increase in Conversion Rate is subject to significant uncertainty, and U.S. Holders are urged to consult their tax advisors regarding the treatment of any such payment for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Aphria Notes, Conversion Solely for Cash or Exchange for Common Shares or Cash and Common Shares
Except as discussed below under “Additional Rules that May Apply to U.S. Holders—Passive Foreign Investment Company,” upon the sale, exchange, redemption or other taxable disposition of an Aphria Note, conversion solely for cash or exchange (since the common shares will be issued by Tilray rather than Aphria) for common shares or a combination of common shares and cash, a U.S. Holder will recognize gain or loss, if any, equal to the difference between the amount realized (including the fair market value of common shares received) on such sale, exchange, redemption or other taxable disposition or conversion for cash or exchange for common shares or a combination of common shares and cash (other than amounts received that are attributable to accrued but unpaid interest, which amounts shall be taxable as ordinary income to the extent not previously included in the gross income of the U.S. Holder) and such U.S. Holder’s adjusted tax basis in the Aphria Notes. A U.S. Holder’s adjusted tax basis in an Aphria Note generally will equal the cost of the Aphria Notes to the U.S. Holder, reduced by any payments (other than payments of qualified stated interest) received by such U.S. Holder and increased by any amounts included in income as a result of an adjustment to the conversion rate of the Aphria Notes as described below under “Constructive Dividends.” Any such gain or loss generally will constitute capital gain or loss, and will be long-term capital gain or loss if the Aphria Notes were held by such U.S. Holder for more than one year. Certain non-corporate U.S. Holders (including individuals) may qualify for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deduction of capital losses is subject to limitations under the Code. Any gain or loss realized by a U.S. Holder on a sale or other disposition of the Aphria Notes generally will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes.
Constructive Dividends
A U.S. Holder of an Aphria Note may, in certain circumstances, be deemed to have received constructive distributions where the conversion rate of such Aphria Note is adjusted. Assuming the Aphria Notes are “securities” for purposes of the U.S. federal income tax, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the beneficial owners of the debt instruments will generally not be deemed to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the Aphria Notes, including, without limitation, adjustments in respect of cash distributions to our common shareholders or upon conversion in connection with a make-whole fundamental change or during certain redemption periods, will not qualify as being made pursuant to a bona fide reasonable adjustment formula (as such term is used in applicable Treasury Regulations). If such adjustments are made, U.S. Holders will be deemed to have received constructive distributions. These constructive distributions will be treated as distributions to a shareholder with the tax consequences described below under “The Common Shares—Distributions on Common Shares,” and if Aphria is a PFIC (as defined below) may be subject to the rules described below under “Additional Rules that May Apply to U.S. Holders—Passive Foreign Investment Company.” In addition, in certain circumstances, the failure to make an adjustment of the conversion rate may result in a distribution to U.S. Holders, which may be taxable, if as a result of such failure the proportionate interest of the U.S. Holders in Aphria’s assets or earnings and profits is increased.
It is not clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. Corporate U.S. holders generally would not be entitled to claim the dividends received deduction with respect to any such constructive dividends.
The IRS has proposed regulations addressing the amount and timing of deemed distributions effective for deemed distributions occurring on or after the date the regulations are adopted in final form. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion adjustment over the fair market value of the right to acquire stock without the adjustment and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Aphria Note and the date of the actual distribution of cash or property that results in the deemed distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Aphria Notes and withholding agents may rely on them prior to that date under certain circumstances.
The Common Shares
Distributions on Common Shares
A U.S. Holder that receives a distribution, including a constructive distribution, with respect to common shares will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits.” Subject to certain eligibility requirements and limitations (including holding periods), (1) qualifying dividends paid to individual U.S. Holders are taxed at the rates applicable to long-term capital gains and (2) dividends paid to corporate U.S. Holders will qualify for the dividends received deduction. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in common shares and, (b) thereafter, as gain from the sale or exchange of such common shares. (See more detailed discussion at “Sale or other Disposition of Common Shares” below).
Sale or other Disposition of Common Shares
A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of common shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s adjusted tax basis in the common shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the holding period for the common shares is more than one year. Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of common shares generally will be treated as income from sources within the United States for purposes of applying the U.S. foreign tax credit rules.
Certain non-corporate U.S. Holders (including individuals) may qualify for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deduction of capital losses is subject to limitations under the Code.
Additional Rules that May Apply to U.S. Holders
Net Investment Income Tax
An additional 3.8% tax is imposed on the “net investment income” of certain U.S. Holders who are individuals, estates or trusts. Among other items, “net investment income” generally includes gross income from interest and dividends, and certain net gains from sales or other taxable dispositions of Aphria Notes or common shares. U.S. Holders are urged to consult their tax advisors with respect to the net investment income tax and its applicability in their particular circumstances to income and gains in respect of an investment in the Aphria Notes or the common shares into which the Aphria Notes may be converted.
Passive Foreign Investment Company
Aphria generally will be a passive foreign investment company (“PFIC”) with respect to a taxable year if, after the application of certain “look-through” rules with respect to subsidiaries in which it holds at least 25% of the value of such subsidiary (a) 75% or more of its gross income for such taxable year is passive income (the “income test”) or (b) on average, 50% or more of its assets either produce passive income or are held for the production of passive income, based on the quarterly average fair market value of such assets (the “asset test”). “Gross income” generally includes revenues from operations less the cost of goods sold, plus interest, dividends and other items of income, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, if Aphria is classified as a PFIC for any taxable year in which a U.S. Holder has held Aphria Notes , Aphria generally will continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which such U.S. Holder continues to hold Aphria Notes even if Aphria no longer satisfies the income test or the asset test in such subsequent taxable year.
The determination of whether we Aphria be a PFIC for a taxable year is fact-specific and depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether Aphria will be a PFIC for subsequent taxable years depends on its assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this Registration Statement. No opinion of legal counsel or ruling from the IRS concerning Aphria’s status as a PFIC has been obtained or is currently planned to be requested. Based on current business plans and financial expectations, we expect that Aphria will not be a PFIC for its current taxable year and expect that it will not be a PFIC for the foreseeable future.
If Aphria is or has been classified as a PFIC, U.S. Holders of Aphria Notes could be subject to adverse U.S. federal income tax consequences on sale or other taxable disposition of Aphria Notes and any constructive distributions paid with respect to the Aphria Notes. The applicability of PFIC rules to convertible instruments such as the Aphria Notes is complex and subject certain uncertainties, so U.S. Holders are encouraged to consult their tax advisors on how these rule apply to each U.S. Holder’s individual circumstances.
Information Reporting; Backup Withholding Tax
Payments made within the United States, or by a U.S. paying agent or U.S. intermediary generally will be subject to information reporting and backup withholding tax if a U.S. Holder fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9) or otherwise fails to comply with the backup withholding rules. However, U.S. Holders that are corporations generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amount withheld from payments to a U.S. Holder as backup withholding will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS. Each U.S. Holder is urged to consult its own tax advisor regarding the information reporting and backup withholding tax rules.
Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities.
U.S. Holders should consult their own tax advisors regarding the foregoing and any other information reporting that may be required in connection with their ownership of Aphria Notes and/or common shares.
NON-U.S. HOLDERS
The following is a summary of the U.S. federal tax consequences that will apply to Non-U.S. Holder of common shares.
Dividends
A distribution of cash or property to a Non-U.S. Holder with respect to its common shares generally will be treated as a dividend to the extent paid out of Tilray’s current or accumulated earnings and profits. If such a distribution exceeds Tilray’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the common shares, and thereafter as a capital gain subject to the tax treatment described below in “Sale, Exchange or Other Disposition of Common Shares”.
Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid IRS Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.
However, if the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, then the dividends will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis.

Sale, Exchange or Other Disposition of Common Shares
Subject to the discussions regarding back-up withholding and withholdable payments to foreign accounts below, gain realized by a Non-U.S. Holder on the sale, exchange or other taxable disposition of common shares will not be subject to United States federal income tax unless:
•
that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•
Tilray is or has been a “U.S. real property holding corporation” for United States federal income tax purposes at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for Tilray’s common shares, whichever period is shorter, and the common shares have ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

A Non-U.S. Holder that is an individual described in the first bullet point above will be subject to tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is an individual described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, exchange or other taxable disposition, which may be offset by United States source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States. A Non-U.S. Holder that is a foreign corporation that falls under the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.
We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.
Information Reporting and Backup Withholding
Generally, we must report to the IRS and to Non-U.S. Holders the amount of interest and dividends paid to each Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest or dividends that we make provided that we do not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, as defined under the Code, and we have received from the Non-U.S. Holder an applicable version of IRS Form W-8 that is properly completed. In addition, information reporting and, depending on the circumstances, backup withholding will be required regarding the proceeds of the sale of a note or shares of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the payor receives the IRS Form described above and does not have actual knowledge or reason to know that the recipient is a United States person, as defined under the Code, or the recipient otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Withholding
Sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) to stockholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. Holder or an individual Non-U.S. Holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and “non-financial foreign entities” unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies (typically certified to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution or a non-financial foreign entity generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain Canadian federal income tax considerations generally applicable to a beneficial owner of Aphria Notes arising from the acquisition, ownership, conversion and disposition of an Aphria Note and, if applicable, common shares on the conversion of such Aphria Notes, and who, at all relevant times, for purposes of the application of the Tax Act or any applicable income tax treaty or convention (1) is not, and is not deemed to be, resident in Canada; (2) acquires and holds their Aphria Notes and common shares as capital property; (3) deals at arm’s length with the Aphria and Tilray and any seller of Aphria Notes to such beneficial owner and is not affiliated with the Aphria, Tilray, or any such seller; (4) is entitled to receive all payments (including any interest, principal and premium, if any) made on the Aphria Notes; (5) is not a “specified shareholder” of Aphria or Tilray, (6) deals at arm’s length with any “specified shareholders” of Aphria or Tilray; (7) does not use or hold, and is not deemed to use or hold, the Aphria Notes or the common shares in a business (including an adventure or concern in the nature of trade) carried on in Canada; (8) has not acquired the Aphria Notes or the common shares in a transaction or transactions considered to be an adventure in the nature of trade; (9) has not entered into, with respect to their Aphria Notes or common shares, a “derivative forward agreement; and (10) does not hold the Aphria Notes or common shares as “taxable Canadian property”. A purchaser that meets all of the foregoing requirements is referred to as a “Holder” in this summary, and this summary only addresses such Holders.
A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person does not deal at arm’s length for purposes of the Tax Act) owns or has rights to acquire or control or is otherwise deemed to own 25% or more of the shares of the Aphria or Tilray, as the case may be, determined on a votes or fair market value basis.
The Aphria Notes and common shares will generally be considered to be capital property to a Holder unless the Holder holds such Aphria Notes or common shares in the course of carrying on a business of buying and selling securities or has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
Special rules, which are not discussed in this summary, may apply to a Holder that is (i) an insurer that carries on an insurance business in Canada and elsewhere; or (ii) an “authorized foreign bank” (as defined in the Tax Act). All such purchasers should consult their own tax advisors.
This summary does not apply to a disposition, transfer or assignment of Aphria Notes by a Holder to a person that is a resident (or deemed resident) of Canada not dealing at arm’s length with the Holder, all as defined under the Tax Act. Such a disposition, transfer or assignment may give rise to a withholding requirement on the part of such Canadian resident (or deemed Canadian resident) transferee and Holders should consult with their own tax advisors prior to any such disposition, transfer or assignment.
Scope of this Summary
This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), and where noted the current provisions of the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Treaty”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations and the Canada-U.S. Tax Treaty publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account other federal or any provincial, territorial, or foreign tax considerations, which may be different from those discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Aphria Notes pursuant to this offering having regard to their particular circumstances.

Currency Conversion
For purposes of the Tax Act, all relevant amounts relating to the acquisition, holding or disposition of the Aphria Notes and common shares (including adjusted cost base, proceeds of disposition, and dividends, if any) must generally be expressed in Canadian dollars. Accordingly, amounts denominated in U.S. dollars must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).
Taxation of Interest and Other Amounts on Aphria Notes
Subject to the comments below, a Holder will generally not be subject to Canadian withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by Aphria as, on account or in lieu of, or in satisfaction of, interest or principal on the Aphria Notes. See below under the heading “Participating Debt Interest on Conversion or Redemption of Aphria Notes”.
Participating Debt Interest on Conversion or Redemption of Aphria Notes
The Tax Act does not generally impose withholding tax on interest paid or credited to a non-resident of Canada with whom the Canadian resident payor deals at arm’s length. However, Canadian withholding tax does apply to payments or deemed payments of “participating debt interest”, which is defined in the Tax Act as interest that is paid on an obligation where all or any portion of such interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.
Under the Tax Act, when a debenture or other debt obligation issued by a person resident in Canada is assigned or otherwise transferred by a non-resident person to a person resident in Canada (which would include a conversion or exchange of the obligation, and a redemption or payment on maturity), the amount, if any, by which the price for which the obligation was assigned or transferred exceeds the price for which the obligation was issued is deemed to be a payment of interest on that obligation made by the person resident in Canada to the non-resident (an “Excess”).
With regard to an Aphria Note that is redeemed or converted into common shares, the Excess would be equal to the amount by which the aggregate fair market value of the cash and/or common shares received by the Holder in satisfaction of Aphria’s obligations on conversion, or redemption exceeds the principal amount of an Aphria Note. Such Excess may be considered to be paid or credited by Aphria as, on account or in lieu of, or in satisfaction of, participating debt interest to a Holder to the extent such amounts are considered to be contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.
If such Excess is considered to be participating debt interest, then the amount of any such Excess paid or credited to a Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of such Excess, subject to any reduction in the rate under any applicable income tax convention to which the Holder is entitled to the benefits of, between Canada and the country in which the Holder is resident. Where the Holder is a U.S. resident entitled to applicable benefits under the Canada-U.S. Tax Treaty and is the beneficial owner of the interest, the applicable rate of Canadian withholding tax is generally reduced to 0%.
Notwithstanding the considerations described above under the heading “Taxation of Interest and Other Amounts on Aphria Notes” above, where the Excess in respect of an Aphria Note is treated as participating debt interest, there is a potential risk that amounts paid or credited or deemed to have been paid or credited by Aphria as, on account or in lieu of, or in satisfaction of, interest on the Aphria Notes will also be treated as participating debt interest and will be subject to Canadian withholding tax at the rate of 25% of the gross amount of such interest, subject to any reduction in the rate under any applicable income tax convention to which the Holder is entitled to the benefits of, between Canada and the country in which the Holder is resident. Where the Holder is a U.S. resident entitled to applicable benefits under the Canada-U.S. Tax Treaty and is the beneficial owner of the interest, the applicable rate of Canadian withholding tax is generally reduced to 0%.
A Holder who may receive participating debt interest in respect of an Aphria Note should consult their own tax advisors.

Disposition of Aphria Notes and Common Shares
A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Holder on a disposition of an Aphria Note (including upon a redemption or conversion) or a common share, as the case may be.
In certain circumstances, the assignment or transfer of an Aphria Note to a person resident or deemed to be resident in Canada for purposes of the Tax Act may give rise to a deemed payment of interest and withholding tax under the Tax Act.
A Holder who may assign or transfer an Aphria Note to a person resident or deemed to be resident in Canada should consult their own tax advisors.
Distributions on Common Shares
A Holder will not be subject to Canadian withholding tax under the Tax Act in respect of any distributions on the common shares owned by a Holder.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities.
If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any Aphria Notes (including the guarantee by Tilray of such Aphria Notes and the shares of Tilray Common Stock issuable upon conversion of such Aphria Notes) or shares of Tilray Common Stock, other than the SW Shares and the Additional Shares described below, information about such selling securityholders will be set forth in a prospectus supplement.
Aphria agreed in the SW Agreement to register the resales of such SW Shares. Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, each common share of Aphria outstanding immediately prior to the effective time of the Arrangement was transferred to Tilray in exchange for 0.8381 of a share of Tilray Common Stock. The SW Shares represent shares of Tilray Common Stock converted, in accordance with the foregoing exchange ratio, from common shares of Aphria issued to certain selling securityholders in connection with the SW Agreement.
The participation of any selling securityholder in the filing of this registration statement is not an indication of such selling securityholder’s intention to sell the securities at any particular time or in any particular amount.
The following table sets forth the identities of the selling securityholders and certain information regarding the selling securityholders’ ownership of the securities. All securities shown below are owned beneficially and of record by the selling securityholders as of the date hereof. Except for the ownership of the shares of Tilray Common Stock and Freddy Bensch, Chief Executive Officer of SweetWater, the selling securityholders have not had any material relationship with us within the past three years.
Selling Securityholders*	Number of Common Shares Currently Owned (#/%)(1)	Maximum Number of Resale Shares to be Sold by the Selling Shareholders Pursuant to this Prospectus Supplement (#/%)(1)	Common Shares Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)(2)
Robert J. & Jill Corkern	425,021 (~0.00%)(8)	425,021 (~0.00%)(8)	—
L F Limited, L.P.(9)	212,510 (~0.00%)(8)	212,510 (~0.00%)(8)	—
Pratt S. Rather Trust(3)	186,752 (~0.00%)(8)	186,752 (~0.00%)(8)	—
Weisshorn Investments LLC	167,076 (~0.00%)(8)	167,076 (~0.00%)(8)	—
Atlanta SW Holdings, LLC	402,164 (~0.00%)(8)	402,164 (~0.00%)(8)	—
Rather Family Investments LLLP(10)	373,378 (~0.00%)(8)	373,378 (~0.00%)(8)	—
Greene Properties Inc.	69,418 (~0.00%)(8)	69,418 (~0.00%)(8)	—
Jane Greene	69,418 (~0.00%)(8)	69,418 (~0.00%)(8)	—
Michael Moulton	94,854 (~0.00%)(8)	94,854 (~0.00%)(8)	—
Sarah Wight Schuelke	80,429 (~0.00%)(8)	80,429 (~0.00%)(8)	—
Juan Velez	56,799 (~0.00%)(8)	56,799 (~0.00%)(8)	—
Veronica Escobar	56,799 (~0.00%)(8)	56,799 (~0.00%)(8)	—
John Brian Robinson	40,220 (~0.00%)(8)	40,220 (~0.00%)(8)	—
James N. Nock(4)	210,806 (~0.00%)(8)	210,806 (~0.00%)(8)	—
GFY, LLC	162,017 (~0.00%)(8)	162,017 (~0.00%)(8)	—
Dock Rigsby(4)	91,336 (~0.00%)(8)	91,336 (~0.00%)(8)	—
The No Quarter Trust(5)	3,214,241 (~0.00%)(8)	3,214,241 (~0.00%)(8)	—
Christopher Blanchard	95,039 (~0.00%)(8)	95,039 (~0.00%)(8)	—
The Tortoise Trust(11)	1,648,074 (~0.00%)(8)	1,648,074 (~0.00%)(8)	—
Mark Medlin(4)	42,383 (~0.00%)(8)	42,383 (~0.00%)(8)	—
Dave Guender(4)	1,782 (~0.00%)(8)	1,782 (~0.00%)(8)	—
William B. Burge(4)	1,978 (~0.00%)(8)	1,978 (~0.00%)(8)	—
Canvasback Trust(6)	130,677 (~0.00%)(8)	130,677 (~0.00%)(8)	—
Robert A. Bensch	49,684 (~0.00%)(8)	49,684 (~0.00%)(8)	—

Selling Securityholders*	Number of Common Shares Currently Owned (#/%)(1)	Maximum Number of Resale Shares to be Sold by the Selling Shareholders Pursuant to this Prospectus Supplement (#/%)(1)	Common Shares Owned by the Selling Shareholders After Giving Effect to the Offering (#/%)(2)
RAB Trust(7)	80,992 (~0.00%)(8)	80,992 (~0.00%)(8)	—
Stephen Farace(4)	32,055 (~0.00%)(8)	32,055 (~0.00%)(8)	—
Brian Miesieski(4)	32,930 (~0.00%)(8)	32,838 (~0.00%)(8)	92 (~0.00%)(8)
Teal Brown(4)	4,104 (~0.00%)(8)	4,104 (~0.00%)(8)	—
Tucker Sarkisian(4)	4,104 (~0.00%)(8)	4,104 (~0.00%)(8)	—
Jennifer Hendricks(4)	8,291 (~0.00%)(8)	8,291 (~0.00%)(8)	—
Philip C. Gramaglia, Jr.(4)	16,419 (~0.00%)(8)	16,419 (~0.00%)(8)	—
Wyckoff Farms, Inc.	258,799 (~0.00%)(8)	258,799 (~0.00%)(8)	—
*
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among Tilray stockholders may differ. Unless otherwise noted, the business address of each of the following entities or individuals is c/o Tilray, Inc., 745 Fifth Avenue, Suite 1602, New York, New York 10151.

(1)	Based on 446,440,640 of our common shares issued and outstanding as of April 30, 2021.
(2)	Assuming the sale of all SW Shares or Additional Shares, as applicable, by the selling securityholders during the period that this Prospectus, including any amendments hereto, remains in effect.
(3)	Pratt S. Rather is the trustee of this trust.
(4)	SW Shares are owned through SWB Management, LLC.
(5)	Hampton Mallis is the trustee of this trust.
(6)
According to information provided by the trustee on or about November 24, 2020, (i) the trustee of Canvasback Trust is Canvasback Management, LLC (“Canvasback Management”); (ii) each of Stephen R. Kimball, Karen Satterly Bensch, and Greg Dohrmann is a member of Canvasback Management; and (iii) each of Canvasback Management, Mr. Kimball, Ms. Bensch and Mr. Dohrmann hold shared voting and dispositive power over the trust and therefore may be deemed beneficial owners thereof.

(7)	Freddy Bensch is the trustee of this trust.
(8)	Percentage value is approximate due to rounding.
(9)
According to information provided by the selling securityholder on or about November 15, 2020, Philip F. Law is the managing partner of L F Limited, L.P. (“L F Limited”). According to the amendment of certificate of limited partnership of L F Limited and L F Limited’s annual registration filed with Secretary of State of the State of Georgia, Corporations Division, on July 5, 2005, and on June 18, 2019, respectively, Cedar Ventures, LLC (“Cedar Ventures”) is a general partner of L F Limited. Mr. Law is designated as the manager of Cedar Ventures pursuant to Cedar Venture’s 2019 annual registration statement. Therefore, Mr. Law and Cedar Ventures may each be deemed to hold shared dispositive power of L F Limited, and Mr. Law may be deemed to hold sole voting power of L F Limited.

(10)
According to the amendment of certificate of limited partnership of Rather Family Investments, L.L.L.P. (“RF Investments”) filed with Secretary of State of the State of Georgia, Corporations Division, on October 1, 2019, each of Wayside Investment Company, LLC, Daniel G. Rather and Pratt S. Rather are general partners of RF Investments. According to information provided by the selling securityholder on or about November 18, 2020, absent the authorization and election of a managing general partner, all general partners of RF Investments are vested with the power to approve (i) all decisions relating to the business and affairs of RF Investments and (ii) all designations and elections required or permitted to be made by RF Investments. Therefore, each of Wayside Investment Company, LLC and Messrs. Daniel G. and Pratt S. Rather may be deemed hold shared voting and dispositive power of RF Investments.

(11)
According to information provided by the selling securityholder on or about November 20, 2020, (i) the trustee of The Tortoise Trust is Wood Duck, LLC (“Wood Duck”); and (ii) Sharon Bensch, David William Fisher, and Stephen R. Kimball are each members of Wood Duck.

PLAN OF DISTRIBUTION
Aphria Notes and Tilray Common Stock
Selling securityholders may, from time to time, sell, transfer or otherwise dispose of the Aphria Notes (including the Tilray guarantee in respect thereof and the shares of Tilray Common Stock issuable upon conversion thereof) and shares of Tilray Common Stock covered by this prospectus by any means permitted by law, including, but not limited to, underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. Selling securityholders may sell such securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. Selling securityholders may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
In the case of any offering of Aphria Notes (and the securities issuable or issued upon conversion of such Aphria Notes), and the guarantee by Tilray of such Aphria Notes, we will utilize a prospectus supplement with the specific terms of the offering, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•	the name or names of the selling securityholders;
•	the purchase price of the securities or other consideration therefor;
•	any over-allotment or other options under which underwriters may purchase additional securities from the selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
We do not intend to list the Aphria Notes for trading on any national securities exchange and can give no assurance about the development of any trading market for the Aphria Notes.
Only underwriters named in a prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell such securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement. Selling securityholders may offer such securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If a dealer is used in the sale of such securities, a selling stockholder or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.
Selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
Selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of such securities, and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
Any underwriters that are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in shares of Tilray Common Stock on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Tilray Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In connection with sales of the securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities of our securities short and the selling securityholders may deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Warrant Shares
The Warrant Shares issued pursuant to this prospectus will be issued directly to the holders of warrants upon payment of the exercise price to us.
The registered holder of any warrant may exercise the warrant to acquire the underlying common shares by surrendering the warrant certificate representing such warrants at any time prior to 24 months from January 31,

2020 (the “Expiration Date”) to Computershare Trust Company of Canada, the warrant agent, at its principal office in the City of Toronto, Ontario, with a duly completed and executed exercise form of the registered holder or its executors, administrators or other legal representative or its attorney duly appointed by an instrument in writing in the form and manner satisfactory to the warrant agent, substantially in the form endorsed on the warrant certificate specifying the number of underlying common shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to C$11.1516 (“Exercise Price”) multiplied by the number of underlying common shares subscribed for. A warrant certificate with the duly completed and executed exercise form and payment of the Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the warrant agent.
A beneficial owner who desires to exercise its uncertificated warrants, must do so by causing a participant recognized by CDS Clearing and Depository Services Inc. (“CDS”) to deliver to CDS (at its office in the City of Toronto), on behalf of the beneficial owner at any time prior to the Expiration Date, a written notice of intention to exercise such warrants. Upon receipt by CDS of such notice, as well as payment for the Exercise Price, CDS shall deliver to the warrant agent confirmation of its intention to exercise the warrants in a manner acceptable to the warrant agent, including by electronic means through the book-based securities system administered by CDS.
No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of common shares to be issued to such holder and no cash amount will be payable in lieu thereof.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by DLA Piper LLP (US), New York, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Tilray incorporated in this Prospectus by reference from Tilray’s Annual Report on Form 10-K, and the effectiveness of Tilray’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Aphria as of May 31, 2020 and 2019, and for each of the two years in the period ended May 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting, which is included in Exhibit 99.2 to Tilray’s Current Report on Form 8-K, filed with the SEC on February 25, 2021, incorporated by reference in this Prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Pursuant to Rule 12h-5 under the Exchange Act, Aphria is not subject to the informational requirements of the Exchange Act and thus does not file reports with the SEC thereunder. Tilray, however, is required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Tilray’s SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. Tilray also maintains a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, Tilray’s website is not a part of this prospectus and the inclusion of Tilray’s website address in this prospectus is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021, as amended by Form 10-K/A filed with the SEC on April 28, 2021;
•
our Current Reports on Form 8-K, filed on January 28, 2021, February 12, 2021, February 22, 2021, February 25, 2021, March 26, 2021, April 9, 2021, April 13, 2021, April 15, 2021, April 16, 2021, April 23, 2021 and May 4, 2021 (as amended on May 4, 2021 and May 6, 2021);

•
the description of our securities as set forth in our registration statement on Form 8-A (File No. 001-38594), filed with the SEC on July 16, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	the following sections contained in our definitive proxy statement on Schedule 14A filed with the SEC on March 13, 2021, as well as any amendments thereto reflected in subsequent filings with the SEC:
a.	“Risk Factors—Risks Related to the Combined Company”
b.	“Risk Factors—Risks Related to Taxes”
c.	“The Arrangement Agreement and Related Agreements”
d.	“Governance and Management of the Combined Company”
e.	“Information Concerning Aphria”
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray, Inc., 745 Fifth Avenue, Suite 1602, New York, NY 10151. Copies of the above reports may also be accessed from our web site at www.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

TILRAY, INC.	APHRIA INC.
Class 2 Common Stock Guarantee of 5.25% Convertible Senior Notes due 2024, issued by Aphria Inc., by Tilray, Inc.	5.25% Convertible Senior Notes due 2024
PROSPECTUS
May 6, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discount, payable by us in connection with the sale of the Aphria Notes and the shares of Tilray Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.
Amount
SEC registration fee(1)	$22,363
Nasdaq listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$*
(1)
Represents registration fee applicable to amount included in prospectus for certain shares of Tilray Common Stock. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities and Exchange Act of 1934, as amended.

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
Our amended and restated certificate of incorporation and amended and restated bylaws provide we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits our certificate of incorporation from limiting the liability of our directors for the following:
•	any transaction from which the director derived an improper personal benefit;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any breach of the director’s duty of loyalty to us or to our stockholders.
We have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.
We may maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such. We have obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to us.

Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits.
The exhibits listed below on the Exhibit Index are filed herewith or are incorporated by reference to exhibits previously filed with the SEC.
		Incorporate by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
2.1#	Arrangement Agreement by and between Tilray, Inc. and Aphria Inc., dated December 15, 2020	8-K	001-38594	2.1	12/21/2020

2.2#	Amendment No. 1 to Arrangement Agreement and Plan of Arrangement by and between Tilray, Inc. and Aphria Inc., dated February 19, 2021	8-K	001-38594	2.1	02/22/2021

3.1	Amended and Restated Certificate of Incorporation, as currently in effect	8-K	001-38594	3.1	12/17/2019

3.2	Amended and Restated Bylaws, as currently in effect	8-K	001-38594	3.1	04/16/2021

4.1	Indenture, dated April 23, 2019, between Aphria Inc. and GLAS Trust Company LLC	8-K	001-38594	4.1	05/04/2021

4.2	Supplemental Indenture, dated April 30, 2021, between Aphria Inc., Tilray, Inc. and GLAS Trust Company LLC)	8-K	001-38594	4.2	05/04/2021

4.3	Form of 5.25% Convertible Senior Note due 2024 (included in Exhibit 4.1)	8-K	001-38594	4.1	05/04/2021

4.4	Registration Rights Agreement, between Aphria Inc., Jefferies LLC, J.P. Morgan Securities LLC and Canaccord Genuity LLC, dated April 23, 2019					X

5.1	Opinion of DLA Piper LLP (US)					X

5.2	Opinion of Fasken Martineau DuMoulin LLP					X

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Tilray, Inc.					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Aphria Inc.					X

23.3	Consent of DLA Piper LLP (US) (reference is made to Exhibit 5.1)					X

Incorporate by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
23.4	Consent of Fasken Martineau DuMoulin LLP (reference is made to Exhibit 5.2)					X

24.1	Power of Attorney (reference is made to the signature page hereto)					X

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture					X
#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.
(b) Financial Statement Schedules.
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the Aphria Notes thereto.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the sixth day of May, 2021.
TILRAY, INC.

/s/ Irwin D. Simon
Irwin D. Simon
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin D. Simon as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on behalf of Tilray, Inc.
Signature	Title	Date

/s/ Irwin D. Simon	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2021
Irwin D. Simon

/s/ Carl A. Merton	Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2021
Carl A. Merton

/s/ Jodi Butts	Director	May 6, 2021
Jodi Butts

/s/ David F. Clanachan	Director	May 6, 2021
David F. Clanachan

/s/ John M. Herhalt	Director	May 6, 2021
John M. Herhalt

/s/ David Hopkinson	Director	May 6, 2021
David Hopkinson

/s/ Brendan Kennedy	Director	May 6, 2021
Brendan Kennedy

/s/ Thomas Looney	Director	May 6, 2021
Thomas Looney

/s/ Renah Persofsky	Director	May 6, 2021
Renah Persofsky

/s/ Walter Robb	Director	May 6, 2021

Signature	Title	Date
Walter Robb
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the sixth day of May, 2021.
APHRIA INC.

/s/ Irwin D. Simon
Irwin D. Simon
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin D. Simon as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on behalf of Aphria Inc.
Signature	Title	Date

/s/ Irwin D. Simon	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 6, 2021
Irwin D. Simon

/s/ Carl A. Merton	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	May 6, 2021
Carl A. Merton

/s/ Denise M. Faltischek	Director	May 6, 2021
Denise M. Faltischek

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Aphria Inc. in the United States, on May 6, 2021.
COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.